Exhibit 10.4
EXECUTION VERSION

SECURITY AGREEMENT
made by
NOVELIS INC.,
as Parent Borrower,
NOVELIS CORPORATION
NOVELIS PAE CORPORATION,
NOVELIS BRAND LLC,
NOVELIS SOUTH AMERICA HOLDINGS LLC,
ALUMINUM UPSTREAM HOLDINGS LLC,
as U.S. Borrowers
and
THE GUARANTORS FROM TIME TO TIME PARTY HERETO
in favor of
BANK OF AMERICA, N.A.,
as Collateral Agent

Dated as of December 17, 2010

NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE COLLATERAL AGENT FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL AGENT HEREUNDER ARE SUBJECT TO THAT CERTAIN INTERCREDITOR AGREEMENT, DATED AS OF DECEMBER 17, 2010 (AS AMENDED, RESTATED, AMENDED AND RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE “INTERCREDITOR AGREEMENT”), AMONG NOVELIS INC., NOVELIS CORPORATION, NOVELIS CAST HOUSE TECHNOLOGY LTD., 4260848 CANADA INC., 4260856 CANADA INC., NOVELIS NO. 1 LIMITED PARTNERSHIP, NOVELIS CORPORATION, NOVELIS PAE CORPORATION, NOVELIS BRAND LLC, NOVELIS SOUTH AMERICA HOLDINGS LLC, ALUMINUM UPSTREAM HOLDINGS LLC, NOVELIS EUROPE HOLDINGS LIMITED, NOVELIS UK LTD., NOVELIS SERVICES LIMITED, NOVELIS DEUTSCHLAND GMBH, NOVELIS AG, NOVELIS SWITZERLAND SA, NOVELIS TECHNOLOGY AG, NOVELIS ALUMINUM HOLDING COMPANY, NOVELIS DO BRASIL LTDA., NOVELIS LUXEMBOURG S.A., NOVELIS PAE, NOVELIS MADEIRA UNIPESSOAL, LDA, AV METALS INC. (“HOLDINGS”), THE OTHER SUBSIDIARIES OF HOLDINGS OR NOVELIS INC. FROM TIME TO TIME PARTY THERETO, BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT FOR THE REVOLVING CREDIT LENDERS (AS DEFINED IN THE INTERCREDITOR AGREEMENT), BANK OF AMERICA, N.A., AS COLLATERAL AGENT FOR THE REVOLVING CREDIT CLAIMHOLDERS (AS DEFINED IN THE INTERCREDITOR AGREEMENT), BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT FOR THE TERM LOAN LENDERS (AS DEFINED IN THE INTERCREDITOR AGREEMENT), BANK OF AMERICA, N.A., AS COLLATERAL AGENT FOR THE TERM LOAN SECURED PARTIES (AS DEFINED IN THE INTERCREDITOR AGREEMENT), AND CERTAIN OTHER PERSONS WHICH MAY BE OR BECOME PARTIES THERETO OR BECOME BOUND THERETO FROM TIME TO TIME. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

TABLE OF CONTENTS

Page
PREAMBLE	1

RECITALS	1

AGREEMENT	2

ARTICLE I

DEFINITIONS AND INTERPRETATION

SECTION 1.1. DEFINITIONS	2
SECTION 1.2. INTERPRETATION	10
SECTION 1.3. RESOLUTION OF DRAFTING AMBIGUITIES	10
SECTION 1.4. PERFECTION CERTIFICATE	10

ARTICLE II

GRANT OF SECURITY AND SECURED OBLIGATIONS

SECTION 2.1. GRANT OF SECURITY INTEREST	10
SECTION 2.2. FILINGS	11

ARTICLE III

PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES; USE OF PLEDGED COLLATERAL

SECTION 3.1. DELIVERY OF CERTIFICATED SECURITIES COLLATERAL	12
SECTION 3.2. PERFECTION OF UNCERTIFICATED SECURITIES COLLATERAL	12
SECTION 3.3. FINANCING STATEMENTS AND OTHER FILINGS; MAINTENANCE OF PERFECTED SECURITY INTEREST	13
SECTION 3.4. OTHER ACTIONS	13
SECTION 3.5. JOINDER OF ADDITIONAL GUARANTORS	17
SECTION 3.6. SUPPLEMENTS; FURTHER ASSURANCES	17

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 4.1. TITLE	18
SECTION 4.2. VALIDITY OF SECURITY INTEREST	18
SECTION 4.3. DEFENSE OF CLAIMS; TRANSFERABILITY OF PLEDGED COLLATERAL	18

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-ii-

-iii-

EXHIBIT 1 Form of Issuer’s Acknowledgment
EXHIBIT 2 Form of Securities Pledge Amendment
EXHIBIT 3 Form of Joinder Agreement
EXHIBIT 4 Form of Copyright Security Agreement
EXHIBIT 5 Form of Patent Security Agreement
EXHIBIT 6 Form of Trademark Security Agreement
EXHIBIT 7 Form of Bailee Letter

-iv-

SECURITY AGREEMENT
          This SECURITY AGREEMENT, dated as of December 17, 2010 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the provisions hereof, this “Agreement”), made by NOVELIS INC., a corporation amalgamated under the Canada Business Corporations Act (the “Parent Borrower”), NOVELIS CORPORATION, a Texas corporation (“Novelis Corporation”), NOVELIS PAE CORPORATION, a Delaware corporation (“Novelis PAE”), NOVELIS BRAND LLC, a Delaware limited liability company (“Novelis Brand”), NOVELIS SOUTH AMERICA HOLDINGS LLC, a Delaware limited liability company (“Novelis South”), ALUMINUM UPSTREAM HOLDINGS LLC, a Delaware limited liability company (“Aluminum Upstream” and, together with Novelis Corporation, Novelis PAE, Novelis Brand and Novelis South, the “U.S. Borrowers”), and the Guarantors from to time to time party hereto (the “Guarantors”), as pledgors, assignors and debtors (the Parent Borrower, the U.S. Borrowers, together with the Guarantors, in such capacities and together with any successors in such capacities, the “Pledgors”, and each, a “Pledgor”), in favor of BANK OF AMERICA, N.A., in its capacity as collateral agent pursuant to the Credit Agreement (as hereinafter defined) (in such capacity and together with any successors in such capacity, the “Collateral Agent”).
R E C I T A L S :
          A. The U.S. Borrowers, the Parent Borrower, Novelis UK Limited, a limited liability company incorporated under the laws of England and Wales with registered number 00279596, Novelis AG, a stock corporation (AG) organized under the laws of Switzerland, AV Metals Inc., a corporation formed under the Canada Business Corporations Act, the other Loan Parties from time to time party thereto, the Lenders from time to time party thereto, the Collateral Agent, Bank of America, N.A., as Issuing Bank, U.S. Swingline Lender and Administrative Agent, The Royal Bank of Scotland plc, as European Swingline Lender, and the other parties from time to time party thereto have, in connection with the execution and delivery of this Agreement, entered into that certain Credit Agreement, dated as of December 17, 2010 (as amended, restated, supplemented, extended, renewed, refunded, replaced, refinanced or otherwise modified from time to time in one or more agreements, the “Credit Agreement”; which term shall also include and refer to any increase in the amount of indebtedness under the Credit Agreement.
          B. Pursuant to the Credit Agreement, the Lenders and Issuing Bank have agreed to make Loans and other extensions of credit and financial accommodations to the Borrowers and the Guarantors from time to time, and the Borrowers may from time to time borrow, repay and reborrow Loans thereunder, and each Guarantor has, pursuant to the Credit Agreement, unconditionally guaranteed the Secured Obligations.
          C. The Borrowers and each Guarantor will receive substantial benefits from the execution, delivery and performance of the obligations under the Credit Agreement and the other Loan Documents and each is, therefore, willing to enter into this Agreement.
          D. This Agreement is given by each Pledgor in favor of the Collateral Agent for the benefit of the Secured Parties to secure the payment and performance of all of the Secured Obligations.

          E. It is a condition to (i) the obligations of the Lenders to make the Loans and other Credit Extensions under the Credit Agreement and (ii) the obligations of each Issuing Bank to issue Letters of Credit that each Pledgor execute and deliver the applicable Loan Documents, including this Agreement.
A G R E E M E N T :
          NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Pledgor and the Collateral Agent hereby agree as follows:
ARTICLE I
DEFINITIONS AND INTERPRETATION
          SECTION 1.1. Definitions.
          (a) Unless otherwise defined herein or in the Credit Agreement, capitalized terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC; provided that in any event, the following terms shall have the meanings assigned to them in the UCC:
          “Accounts”; “Bank”; “Chattel Paper”; “Commercial Tort Claim”; “Commodity Account”; “Commodity Contract”; “Commodity Intermediary”; “Documents”; “Electronic Chattel Paper”; “Entitlement Order”; “Equipment”; “Financial Asset”; “Fixtures”; “Goods”, “Inventory”; “Letter-of-Credit Rights”; “Letters of Credit”; “Money”; “Payment Intangibles”; “Proceeds”; “ Records”; “Securities Account”; “Securities Entitlement”; “Securities Intermediary”; “Supporting Obligations”; and “Tangible Chattel Paper.”
          (b) Capitalized terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement.
          (c) The following terms shall have the following meanings:
          “Account Debtor” shall mean each person who is obligated on a Receivable or Supporting Obligation related thereto.
          “Agreement” shall have the meaning assigned to such term in the Preamble hereof.
          “Bailee Letter” shall be an agreement in form substantially similar to Exhibit 7 hereto or in such other form and substance reasonably satisfactory to the Collateral Agent.
          “Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as now and hereinafter in effect, or any successor statute.
          “Collateral Agent” shall have the meaning assigned to such term in the Preamble hereof.

          “Collateral Report” shall mean any certificate (including any Borrowing Base Certificate), report or other document delivered by any Pledgor to any Agent with respect to the Pledged Collateral pursuant to any Loan Document.
          “Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Pledged Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.
          “Commodity Account Control Agreement” shall mean a control agreement in a form that is reasonably satisfactory to the Collateral Agent establishing the Collateral Agent’s Control with respect to any Commodity Account.
          “Contracts” shall mean, collectively, with respect to each Pledgor, all sale, service, performance, equipment or property lease contracts, licenses, agreements and grants and all other contracts, licenses, agreements or grants (in each case, whether written or oral, or third party or intercompany), between such Pledgor and any third party, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof.
          “Control” shall mean (i) in the case of each Deposit Account, “control”, as such term is defined in Section 9-104 of the UCC, (ii) in the case of any Security Entitlement, “control”, as such term is defined in Section 8-106 of the UCC, (iii) in the case of any Commodity Contract, “control”, as such term is defined in Section 9-106 of the UCC, and (iv) in the case of any Letter-of-Credit Right, “control”, as such term is defined in Section 9-107 of the UCC.
          “Control Agreements” shall mean, collectively, the Deposit Account Control Agreement, the Securities Account Control Agreement and the Commodity Account Control Agreement.
          “Copyright” shall mean, collectively, all copyrights (whether statutory or common law, whether established, registered or recorded in Canada, the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all mask works (as such term is defined in 17 U.S.C. Section 901, et seq.), together with any and all (i) copyright registrations and applications, (ii) rights and privileges arising under applicable law with respect to such copyrights, (iii) renewals and extensions thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements or other violations thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.
          “Copyright Security Agreement” shall mean an agreement substantially in the form of Exhibit 4 hereto.
          “Credit Agreement” shall have the meaning assigned to such term in Recital A hereof.
          “Deposit Account Control Agreement” shall mean an agreement in form and substance reasonably satisfactory to the Collateral Agent establishing the Collateral Agent’s Control with respect to any Deposit Account.
          “Deposit Accounts” shall mean, collectively, (i) all “deposit accounts” (as defined in Article 9 of the UCC) and in any event shall include all accounts and sub-accounts relating to any of the foregoing accounts and (ii) all cash, funds, checks, notes and instruments from time to time held in, credited to or on deposit in any of the accounts or sub-accounts described in clause (i) of this definition.
          “Discharge of Pari Passu Secured Obligations” shall have the meaning assigned to such term in the Intercreditor Agreement.
          “Distributions” shall mean, collectively, with respect to each Pledgor, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Pledgor in respect of or in exchange for any or all of the Pledged Securities or Intercompany Notes.
          “Excluded Commodities Accounts” shall mean Commodities Accounts with Investment Property or other property held in or credited to such Commodities Accounts with an aggregate value of less than $1,000,000 at any time with respect to any particular Commodities Account and less than $2,500,000 at any time in the aggregate for all such Commodities Accounts.
          “Excluded Deposit Accounts” shall mean (i) Deposit Accounts that are zero balance disbursement accounts, (ii) Deposit Accounts used solely to fund payroll, payroll taxes and similar employment taxes or employee benefits in the ordinary course of business, (iii) local Deposit Accounts listed on Schedule 14 of the Perfection Certificate under the heading “Local Cash Accounts” that are not a part of the Cash Management System which individually do not at any time contain funds in excess of $100,000 and, together with all other such local cash accounts, do contain funds in excess of $2,000,000, and (iv) other Deposit Accounts with an amount on deposit of less than $1,000,000 at any time with respect to any particular Deposit Account and less than $2,500,000 at any time in the aggregate for all such Deposit Accounts; provided that notwithstanding the foregoing, no Deposit Account of a Borrowing Base Loan Party shall be an Excluded Deposit Account unless it is permitted to exist outside of the Cash Management System pursuant to Section 9.01(d) of the Credit Agreement.
          “Excluded Securities Accounts” shall mean (i) Securities Accounts with Investment Property or other property held in or credited to such Securities Accounts with an aggregate value of less than $10,000,000 at any time in the aggregate for all such Securities Accounts and (ii) Securities Accounts with property held in or credited to such Securities Accounts consisting solely of the Equity Interests of Aluminum Company of Malaysia Berhad.
          “Excluded Property” shall mean
     (a) any permit or license issued by a Governmental Authority to any Pledgor or any agreement to which any Pledgor is a party, in each case, only to the extent and for so long as the terms of such permit, license or agreement (other than any of the foregoing entered into with the Parent Borrower or any U.S. Borrower or any of its Restricted Subsidiaries) or any Applicable Law applicable thereto, validly prohibit the creation by such Pledgor of a security interest (or, in the case of any agreement (but not any permit or license), require the consent of any person therefor (so long as such consent requirement is permitted under Section 6.19 of the Credit Agreement)) in such permit, license or agreement in favor of the Collateral Agent (after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law (including the Bankruptcy Code) or principles of equity),

     (b) any “Venture Interests” as defined in the Joint Venture Agreement, dated January 18, 1985, between Arco Logan Inc. and Alcan Aluminum Corporation, as such Joint Venture Agreement may have been amended prior to June 4, 2009, and any Equity Interest in any other joint ventures to the extent the terms of the applicable joint venture agreement (other than any of the foregoing entered into with the Parent Borrower, any U.S. Borrower or any Restricted Subsidiary), prohibit the creation by the applicable Pledgor of a security interest, or require the consent of any person therefor, in such Equity Interests in favor of the Collateral Agent, but only to the extent and for so long as (i) the terms of the applicable agreement prohibit the creation by the applicable Pledgor of a security interest in such “Venture Interests” or other Equity Interests in favor of the Collateral Agent (after giving effect to Sections 9-406(d), 9-407(a), 9-408(a) or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law (including the Bankruptcy Code) or principles of equity) and (ii) such prohibition is permitted by Section 6.19 of the Credit Agreement,
     (c) any property owned by any Pledgor on the date hereof or hereafter acquired that is subject to a Lien securing a Purchase Money Obligation or Capital Lease Obligation permitted to be incurred pursuant to the provisions of the Credit Agreement if the contract or other agreement in which such Lien is granted (or the documentation providing for such Purchase Money Obligation or Capital Lease Obligation) validly prohibits the creation of any other Lien on such property,
     (d) any United States trademark or service mark application filed on the basis of a Pledgor’s intent-to-use such mark, in each case, unless and until evidence of the use of such trademark in interstate commerce is submitted to and accepted by the United States Patent and Trademark Office,
     (e) any Equity Interests of Novelis de Mexico, S.A. de C.V. so long as (i) such Subsidiary is an Excluded Collateral Subsidiary and (ii) the pledge of or grant of a security interest in the Equity Interests of such Subsidiary pursuant hereto would constitute an investment of earnings in United States property under Section 956 (or a successor provision) of the Code, which investment would or could reasonably be expected to trigger an increase in the net income of a United States shareholder of such Subsidiary pursuant to Section 951 (or a successor provision) of the Code, as reasonably determined by the Collateral Agent; provided, however, that Excluded Property shall not include (x) Voting Stock of such Subsidiary representing not more than 65% of the total voting power of all outstanding Voting Stock of such Subsidiary and (y) 100% of the Equity Interests not constituting Voting Stock of such Subsidiary, except that any such Equity Interests constituting “stock entitled to vote” within the meaning of Treasury Regulation Section 1.956-2(c)(2) shall be treated as Voting Stock for purposes of this clause (e),
     (f) any leasehold interests in real property,
     (g) any Excluded Equity Interests and Equity Interests in Excluded Collateral Subsidiaries that are not Loan Parties,
     (h) motor vehicles and any other assets where ownership is evidenced by a certificate of title,
     (i) deposits posted by customers pursuant to forward sale agreements entered into by the Parent Borrower or any of its Restricted Subsidiaries in the ordinary course of business and that is held in a segregated Deposit Account that is not commingled with any other Collateral (other than other such deposits posted by customers), and any Deposit Accounts and Securities Accounts to which only such customer deposits are credited, and
     (j) Letter of Credit Rights that are not Supporting Obligations;
provided, however, that Excluded Property shall not include any Proceeds, substitutions or replacements of any Excluded Property referred to in clauses (a) through (j) (unless such Proceeds, substitutions or replacements would constitute Excluded Property referred to in clauses (a) through (i)).
          “General Intangibles” shall mean, collectively, with respect to each Pledgor, all “general intangibles”, as such term is defined in the UCC, of such Pledgor and, in any event, shall include (i) all of such Pledgor’s rights, title and interest in, to and under all Contracts and insurance policies (including all rights and remedies relating to monetary damages, including indemnification rights and remedies, and claims for damages or other relief pursuant to or in respect of any Contract), (ii) all know-how and warranties relating to any of the Pledged Collateral or the Mortgaged Property, (iii) any and all other rights, claims, choses-in-action and causes of action of such Pledgor against any other person and the benefits of any and all collateral or other security given by any other person in connection therewith, (iv) all guarantees, endorsements and indemnifications on, or of, any of the Pledged Collateral or any of the Mortgaged Property, (v) all intellectual property, (vi) all lists, books, records, correspondence, ledgers, printouts, files (whether in printed form or stored electronically), tapes and other papers or materials containing information relating to any of the Pledged Collateral or any of the Mortgaged Property, including all customer or tenant lists, identification of suppliers, data, plans, blueprints, specifications, designs, drawings, appraisals, recorded knowledge, surveys, studies, engineering reports, test reports, manuals, standards, processing standards, performance standards, catalogs, research data, computer and automatic machinery software and programs and the like, field repair data, accounting information pertaining to such Pledgor’s operations or any of the Pledged Collateral or any of the Mortgaged Property and all media in which or on which any of the information or knowledge or data or records may be recorded or stored and all computer programs used for the compilation or printout of such information, knowledge, records or data, (vii) all licenses, consents, permits, variances, certifications, authorizations and approvals, however characterized, now or hereafter acquired or held by such Pledgor, including building permits, certificates of occupancy, environmental certificates, industrial permits or licenses and certificates of operation and (viii) all rights to reserves, deferred payments, deposits, refunds, indemnification of claims and claims for tax or other refunds against any Governmental Authority.
          “Guarantors” shall have the meaning assigned to such term in the Preamble hereof.
          “Immaterial Intellectual Property Collateral” shall mean Intellectual Property Collateral that is not Material Intellectual Property Collateral.
          “Instruments” shall mean, collectively, with respect to each Pledgor, all “instruments”, as such term is defined in Article 9, rather than Article 3, of the UCC, and shall include all promissory notes, drafts, bills of exchange or acceptances.
          “Intellectual Property” shall mean, collectively, Patents, Trademarks, Copyrights, Intellectual Property Licenses and Trade Secrets and Other Proprietary Rights.

          “Intellectual Property Collateral” shall mean, collectively, the Patents, Trademarks, Copyrights, Intellectual Property Licenses and Trade Secrets and Other Proprietary Rights of the Pledgors, in each case, other than any Excluded Property.
          “Intellectual Property Licenses” shall mean, collectively, with respect to each Pledgor, all license agreements and covenants not to sue (regardless of whether such agreements and covenants are contained within an agreement that also covers other matters, such as development or consulting) with respect to any Patent, Trademark, Copyright or Trade Secrets and Other Proprietary Rights, whether such Pledgor is a licensor or licensee under any such agreement, together with any and all (i) amendments, renewals, extensions, supplements and continuations thereof, (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or violations thereof, (iii) rights to sue for past, present and future infringements, breaches or violations thereof and (iv) other rights to use, exploit or practice any or all Patents, Trademarks, Copyrights or Trade Secrets and Other Proprietary Rights.
          “Intercompany Notes” shall mean, with respect to each Pledgor, all intercompany notes described in Schedule 11 to the Perfection Certificate and intercompany notes hereafter acquired by such Pledgor and all certificates, instruments or agreements evidencing such intercompany notes, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent permitted pursuant to the terms hereof.
          “Intercreditor Agreement” shall mean that certain Intercreditor Agreement, dated as of the date hereof, by and among the Pledgors and the other Companies party thereto, the Administrative Agent, the Collateral Agent, the Term Loan Agents (as defined in the Intercreditor Agreement), and certain other persons which may be or become parties thereto or become bound thereto from time to time, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
          “Investment Property” shall mean a security, whether certificated or uncertificated, Security Entitlement, Securities Account, Commodity Contract or Commodity Account, excluding, however, the Securities Collateral.
          “Joinder Agreement” shall mean an agreement substantially in the form of Exhibit 3 hereto.
          “Material Intellectual Property Collateral” shall mean any Intellectual Property Collateral that is material (i) to the use and operation of any material Pledged Collateral or Mortgaged Property or (ii) to the business, results of operations, prospects or condition, financial or otherwise, of any Pledgor.
          “Mortgaged Property” shall have the meaning assigned to such term in the Mortgages.
          “Parent Borrower” shall have the meaning assigned to such term in the Preamble hereof.
          “Patent Security Agreement” shall mean an agreement substantially in the form of Exhibit 5 hereto.
          “Patents” shall mean, collectively, all patents, patent applications, certificates of inventions, industrial designs and rights corresponding thereto throughout the world (whether established or registered or recorded in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to any of the foregoing, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or other violations thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements or other violations thereof.
          “Perfection Certificate” shall mean, individually and collectively, as the context may require, each perfection certificate dated December 17, 2010, executed and delivered by each Pledgor in favor of the Administrative Agent and the Collateral Agent, and each other Perfection Certificate (which shall be in form and substance reasonably acceptable to the Collateral Agent) executed and delivered by the applicable Pledgor in favor of the Administrative Agent and the Collateral Agent for the benefit of the Secured Parties contemporaneously with the execution and delivery of each Joinder Agreement executed in accordance with Section 3.5 hereof, in each case, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the Credit Agreement.
          “Permitted Encumbrances” shall mean Permitted Liens of the type described in Section 6.02(a), (b), (c), (d), (f), (g), (h), (i), (j), (k) (to the extent provided in the Intercreditor Agreement), (n), (o), (q), (r), (s), (t) and (y) of the Credit Agreement which have priority over the Liens granted pursuant to this Agreement (and in each case, subject to the proviso to Section 6.02 of the Credit Agreement).
          “Pledge Amendment” shall have the meaning assigned to such term in Section 5.1 hereof.
          “Pledged Collateral” shall have the meaning assigned to such term in Section 2.1 hereof.
          “Pledged Securities” shall mean, collectively, with respect to each Pledgor, (i) all issued and outstanding Equity Interests of each issuer set forth on Schedule 10 to the Perfection Certificate as being owned by such Pledgor and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such issuer acquired by such Pledgor (including by issuance), together with all rights, privileges, authority and powers of such Pledgor relating to such Equity Interests in each such issuer or under any Organizational Document of each such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such Equity Interests, (ii) all Equity Interests of any issuer, which Equity Interests are currently owned or hereafter acquired by such Pledgor (including by issuance) and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such issuer owned or acquired by such Pledgor (including by issuance), together with all rights, privileges, authority and powers of such Pledgor relating to such Equity Interests or under any Organizational Document of any such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Pledgor in the entries on the books of any financial intermediary pertaining to such Equity Interests, from time to time acquired by such Pledgor in any manner, and (iii) all Equity Interests issued in respect of the Equity Interests referred to in clause (i) or (ii) upon any consolidation or merger of any issuer of such Equity Interests, other than to the extent any such Pledged Securities constitute Excluded Equity Interests.
          “Pledgor” shall have the meaning assigned to such term in the Preamble hereof.
          “Receivables” shall mean all (i) Accounts, (ii) Chattel Paper, (iii) Payment Intangibles, (iv) General Intangibles, (v) Instruments and (vi) all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, regardless of how classified under the UCC together with all of Pledgors’ rights, if any, in any goods or other property giving rise to such right to payment and all Collateral Support and Supporting Obligations related thereto and all Records relating thereto.
          “Securities Account Control Agreement” shall mean an agreement in form and substance reasonably satisfactory to the Collateral Agent establishing the Collateral Agent’s Control with respect to any Securities Account.
          “Securities Collateral” shall mean, collectively, the Pledged Securities, the Intercompany Notes and the Distributions.
          “Term Loan Security Documents” shall mean the “Security Documents” as defined in the Term Loan Credit Agreement.
          “Term Loan Collateral Agent” shall have the meaning assigned to such term in the Intercreditor Agreement.
          “Trade Secrets and Other Proprietary Rights” shall mean, collectively, all intellectual property rights not covered by the definitions of “Copyrights,” “Patents,” and “Trademarks”, including all intellectual property rights in trade secrets, proprietary information and data and databases, know-how and processes, designs, inventions, technology and software and any other intangible rights to the extent not covered by the definitions of Patents, Trademarks and Copyrights; whether registered or unregistered, whether statutory or common law, and whether established or registered in Canada, the United States or any other country or any political subdivision thereof, together with any and all (i) registrations and applications for the foregoing, (ii) rights and privileges arising under applicable law with respect to the use of any of the foregoing, (iii) reissues, continuations, extensions, renewals and divisions thereof and amendments thereto, (v) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements or other violations thereof, (vi) rights corresponding thereto throughout the world and (vii) rights to sue for past, present and future infringements and other violations thereof.
          “Trademark Security Agreement” shall mean an agreement substantially in the form of Exhibit 6 hereto.
          “Trademarks” shall mean, collectively, all trademarks (including service marks and certification marks), slogans, logos, trade dress, internet domain names, corporate names and trade names, whether registered or unregistered (whether statutory or common law and whether established or registered in Canada, the United States or any other country or any political subdivision thereof), together with any and all (i) registrations and applications for any of the foregoing, (ii) goodwill connected with the use thereof and symbolized thereby, (iii) rights and privileges arising under applicable law with respect to the use of any of the foregoing, (iv) reissues, continuations, extensions and renewals thereof and amendments thereto, (v) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements, dilutions or other violations thereof, (vi) rights corresponding thereto throughout the world and (vii) rights to sue for past, present and future infringements, dilutions or other violations thereof.

          “Treasury Obligations” shall mean all obligations of the Borrowers and the other Loan Parties (including overdrafts and related liabilities) under each Bank Product Agreement entered into with any counterparty that is a Secured Party.
          “UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, that, at any time, if by reason of mandatory provisions of law, any or all of the perfection or priority of the Collateral Agent’s security interest in any item or portion of the Pledged Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect, at such time, in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions relating to such provisions.
          “U.S. Borrowers” shall have the meaning assigned to such term in the Preamble hereof.
          SECTION 1.2. Interpretation. Sections 1.03, 1.04 and 1.05 of the Credit Agreement shall apply herein mutatis mutandis.
          SECTION 1.3. Resolution of Drafting Ambiguities. Each Pledgor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Collateral Agent) shall not be employed in the interpretation hereof.
          SECTION 1.4. Perfection Certificate. The Collateral Agent and each Secured Party agree that the Perfection Certificate and all descriptions of Pledged Collateral, schedules, amendments and supplements thereto are and shall at all times remain a part of this Agreement.
ARTICLE II
GRANT OF SECURITY AND SECURED OBLIGATIONS
          SECTION 2.1. Grant of Security Interest. As collateral security for the payment and performance in full of all the Secured Obligations, each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties, a lien on and security interest in all of the right, title and interest of such Pledgor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Pledged Collateral”):
          (i) all Accounts;
          (ii) all Equipment, Goods, Inventory and Fixtures;
          (iii) all Documents, Instruments and Chattel Paper;
          (iv) all Letters of Credit and Letter-of-Credit Rights;
          (v) all Securities Collateral;
          (vi) all Investment Property;

          (vii) all Patents, Trademarks, Copyrights, Intellectual Property Licenses and Trade Secrets and Other Proprietary Rights;
          (viii) the Commercial Tort Claims described on Schedule 13 to the Perfection Certificate;
          (ix) all General Intangibles;
          (x) all Money and all Deposit Accounts;
          (xi) all Supporting Obligations;
          (xii) all books and records relating to the Pledged Collateral; and
          (xiii) to the extent not covered by clauses (i) through (xii) of this sentence, all other personal property of such Pledgor, whether tangible or intangible, and all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Pledgor from time to time with respect to any of the foregoing.
          Notwithstanding anything to the contrary contained in clauses (i) through (xiii) above, the security interest created by this Agreement shall not extend to, and the terms “Pledged Collateral” and “Pledged Securities” shall not include, any Excluded Property and the Pledgors shall, upon the request of the Collateral Agent at any time an Event of Default has occurred and is continuing, give written notice to the Collateral Agent identifying in reasonable detail the Excluded Property and shall provide to the Collateral Agent such information regarding the Excluded Property as the Collateral Agent may reasonably request (including written notice identifying in reasonable detail the Excluded Property).
          SECTION 2.2. Filings. (a) Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Pledged Collateral, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) any financing or continuation statements or other documents without the signature of such Pledgor where permitted by law, including the filing of a financing statement describing the Pledged Collateral as “all assets now owned or hereafter acquired by the debtor or in which debtor otherwise has rights” or a similar description and (iii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Pledged Collateral relates. Each Pledgor agrees to provide all information described in the immediately preceding sentence to the Collateral Agent promptly upon request by the Collateral Agent.
          (b) Each Pledgor hereby ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any financing statements relating to the Pledged Collateral if filed prior to the date hereof.
          (c) Each Pledgor hereby further authorizes the Collateral Agent to execute and/or submit filings with the United States Patent and Trademark Office or United States Copyright Office (or

any successor office or any similar office in any other country), as applicable, including this Agreement, the Copyright Security Agreement, the Patent Security Agreement and the Trademark Security Agreement, or other documents and to take such other actions as may be required under applicable law for the purpose of perfecting, recording, confirming, continuing, enforcing or protecting the security interest granted by such Pledgor hereunder, without the signature of such Pledgor, and naming such Pledgor, as debtor, and the Collateral Agent, as secured party.
ARTICLE III
PERFECTION; SUPPLEMENTS; FURTHER ASSURANCES;
USE OF PLEDGED COLLATERAL
          SECTION 3.1. Delivery of Certificated Securities Collateral. Each Pledgor represents and warrants that all certificates, agreements or instruments representing or evidencing the Securities Collateral (other than Excluded Property and any certificates, agreements or instruments representing or evidencing Equity Interests in an Excluded Collateral Subsidiary which is not a Loan Party) in existence on the date hereof have been delivered to the Collateral Agent in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank and that the Collateral Agent has a perfected First Priority security interest therein. Each Pledgor hereby agrees that all certificates, agreements or instruments representing or evidencing Securities Collateral acquired by such Pledgor after the date hereof shall promptly (but in any event within thirty days after receipt thereof by such Pledgor or such longer period as may be determined by the Collateral Agent in its sole discretion) be delivered to and held by or on behalf of the Collateral Agent pursuant hereto (provided that notwithstanding the foregoing, no such certificates, agreements or instruments representing or evidencing Securities Collateral shall be required to be so delivered to the extent such Securities Collateral constitutes Excluded Property or any certificates, agreements or instruments representing or evidencing Equity Interests in an Excluded Collateral Subsidiary which is not a Loan Party, but shall be so delivered promptly (but in any event within thirty days) following the date such Securities Collateral ceases to constitute Excluded Property or such Subsidiary ceases to qualify as an Excluded Collateral Subsidiary or otherwise becomes, or is required to become, a Loan Party pursuant to the terms of the Credit Agreement). All certificated Securities Collateral shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to endorse, assign or otherwise transfer to or to register in the name of the Collateral Agent or any of its nominees or endorse for negotiation any or all of the Securities Collateral. In addition, upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right at any time to exchange certificates representing or evidencing Securities Collateral for certificates of smaller or larger denominations.
          SECTION 3.2. Perfection of Uncertificated Securities Collateral. Each Pledgor represents and warrants that the Collateral Agent has a perfected First Priority security interest in all uncertificated Pledged Securities (other than uncertificated Pledged Securities in which a security interest cannot be perfected by taking all applicable actions under the UCC and such other actions (including, without limitation, the delivery or filing of financing statements, agreements, instruments or other documents) as may have been reasonably requested by the Collateral Agent in order to perfect such security interest under the local laws of the jurisdiction of the issuer of such Pledged Securities) pledged by it hereunder that are in existence on the date hereof. Each Pledgor hereby agrees that if any of the Pledged Securities are at any time not evidenced by certificates of ownership, then each applicable Pledgor shall, to the extent permitted by applicable law, (i) cause (or in the case of Pledged Securities issued by an issuer that is not a Wholly Owned Subsidiary, use commercially reasonable efforts to cause) the issuer to execute and deliver to the Collateral Agent an acknowledgment of the pledge of such Pledged Securities substantially in the form of Exhibit 1 hereto or such other form that is reasonably satisfactory to the Collateral Agent, (ii) if necessary or desirable to perfect a security interest in such Pledged Securities, cause (or in the case of Pledged Securities issued by an issuer that is not a Wholly Owned Subsidiary, use commercially reasonable efforts to cause) the issuer of such uncertificated Pledged Securities to enter into a control agreement with the Collateral Agent and such Pledgor reasonably satisfactory to the Collateral Agent pursuant to which such issuer shall agree to comply with instructions originated by the Collateral Agent without further consent by such Pledgor, and cause (or in the case of Pledged Securities issued by an issuer that is not a Wholly Owned Subsidiary, use commercially reasonable efforts to cause) such pledge to be recorded on the equity holder register or the books of the issuer, execute any customary pledge forms or other documents necessary or appropriate to complete the pledge and give the Collateral Agent the right to transfer such Pledged Securities under the terms hereof, and (iii) after the occurrence and during the continuance of any Event of Default, upon request by the Collateral Agent, (A) cause (or in the case of Pledged Securities issued by an issuer that is not a Wholly Owned Subsidiary, use commercially reasonable efforts to cause) the Organizational Documents of each such issuer that is a Subsidiary of a Pledgor to be amended to provide that such Pledged Securities shall be treated as “securities” for purposes of the UCC and (B) cause (or in the case of Pledged Securities issued by an issuer that is not a Wholly Owned Subsidiary, use commercially reasonable efforts to cause) such Pledged Securities to become certificated and delivered to the Collateral Agent in accordance with the provisions of Section 3.1.
          SECTION 3.3. Financing Statements and Other Filings; Maintenance of Perfected Security Interest. Each Pledgor represents and warrants that all financing statements, agreements, instruments and other documents necessary to perfect the security interest granted by it to the Collateral Agent in respect of the Pledged Collateral in which a security interest may be perfected by filing under the UCC, and such other actions (including, without limitation, the delivery or filing of financing statements, agreements, instruments or other documents) as may have been reasonably requested by the Collateral Agent in order to perfect such security interest under the local laws of the jurisdiction of any issuer of such Pledged Securities, have been delivered to the Collateral Agent in completed and, to the extent necessary or appropriate, duly executed form for filing in each governmental, municipal or other office specified in Schedule 7 to the Perfection Certificate. Each Pledgor agrees that at the sole cost and expense of the Pledgors, such Pledgor will maintain the security interest created by this Agreement in the Pledged Collateral (other than uncertificated Pledged Securities in which a security interest cannot be perfected by taking all applicable actions under the UCC and such other actions (including, without limitation, the delivery or filing of financing, statements, agreements instruments or other documents) as may have been reasonably requested by the Collateral Agent in order to perfect such security interest under the local laws of the jurisdiction of the issuer of such Pledged Securities) as a perfected First Priority security interest subject only to Permitted Encumbrances (other than any Pledged Collateral the cost of which the Collateral Agent reasonably determines, in its sole discretion, outweighs the benefit of obtaining such perfection).
          SECTION 3.4. Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, the Collateral Agent’s security interest in the Pledged Collateral, each Pledgor represents and warrants (as to itself) as follows and agrees, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Pledged Collateral:
     (a) Instruments and Tangible Chattel Paper. As of the date hereof, no amounts payable under or in connection with any of the Pledged Collateral are evidenced by any Instrument or Tangible Chattel Paper other than such Instruments and Tangible Chattel Paper listed in Schedule 11 to the Perfection Certificate and other than such Instruments and Tangible Chattel Paper held by a Pledgor which do not exceed $100,000 in the aggregate for all Pledgors. Each Instrument and each item of Tangible Chattel Paper listed in Schedule 11 to the Perfection Certificate has been properly endorsed, assigned and delivered to the Collateral Agent, accompanied by instruments of transfer or assignment duly executed in blank. As of the date hereof, such Instruments and Tangible Chattel Paper and such instruments of transfer or assignment have been executed and delivered to the Collateral Agent and the Collateral Agent has a perfected First Priority security interest in such Instruments and Tangible Chattel Paper. If any amount then payable under or in connection with any of the Pledged Collateral shall be evidenced by any Instrument or Tangible Chattel Paper, and such amount, together with all amounts payable evidenced by any Instrument or Tangible Chattel Paper not previously delivered to the Collateral Agent exceeds $2,000,000 in the aggregate for all Pledgors, the Pledgor acquiring such Instrument or Tangible Chattel Paper shall promptly (but in any event within thirty days after receipt thereof) endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time specify.
     (b) Deposit Accounts. As of the date hereof, no Pledgor has any Deposit Accounts other than the accounts listed in Schedule 14 to the Perfection Certificate. With respect to each such Deposit Account, as of the date hereof, the applicable Deposit Account Control Agreement listed on Schedule 14 to the Perfection Certificate has been executed and delivered and the Collateral Agent has a First Priority security interest in each such Deposit Account (other than Excluded Deposit Accounts), which security interest is (or, with respect to any such Deposit Accounts identified on Schedule 5.15 to the Credit Agreement, after completion of the actions with respect to such Deposit Accounts specified on such Schedule, will be) perfected by Control. No Pledgor shall hereafter establish and maintain any Deposit Account unless such Bank and such Pledgor shall have duly executed and delivered to the Collateral Agent a Deposit Account Control Agreement with respect to such Deposit Account (other than Excluded Deposit Accounts and Deposit Accounts constituting Excluded Collateral). The Collateral Agent agrees with each Pledgor that the Collateral Agent shall not give any instructions directing the disposition of funds from time to time credited to any Deposit Account or withhold any withdrawal rights from such Pledgor with respect to funds from time to time credited to any Deposit Account unless a Cash Dominion Trigger Event has occurred and no subsequent Cash Dominion Recovery Event has occurred. The two immediately preceding sentences shall not apply to any Deposit Accounts for which the Collateral Agent is the Bank. No Pledgor shall grant Control of any Deposit Account that is not an Excluded Deposit Account to any person other than (i) the Collateral Agent, (ii) subject to the terms of the Intercreditor Agreement, the Term Loan Collateral Agent and (iii) in respect of any Deposit Account that holds only deposits posted by customers described in clause (j) of the definition of Excluded Collateral, such customers.
     (c) Securities Accounts and Commodity Accounts. (i) As of the date hereof, no Pledgor has any Securities Accounts or Commodity Accounts other than those listed in Schedule 14 to the Perfection Certificate. With respect to each such Securities Account and Commodities

Account, as of the date hereof, the applicable Securities Account Control Agreement or Commodities Account Control Agreement listed on Schedule 14 to the Perfection Certificate has been executed and delivered and the Collateral Agent has a First Priority security interest in each such Securities Account and Commodity Account (other than Excluded Securities Accounts, Excluded Commodities Accounts and Securities Accounts constituting Excluded Collateral), which security interest is perfected by Control. No Pledgor shall hereafter establish and maintain any Securities Account or Commodity Account with any Securities Intermediary or Commodity Intermediary unless such Securities Intermediary or Commodity Intermediary, as the case may be, and such Pledgor shall have duly executed and delivered a Control Agreement with respect to such Securities Account or Commodity Account (other than Excluded Securities Accounts, Excluded Commodities Accounts and Securities Accounts constituting Excluded Collateral), as the case may be. Each Pledgor shall accept any cash and Investment Property in trust for the benefit of the Collateral Agent and within five days of actual receipt thereof, deposit any and all cash and Investment Property received by it into a Deposit Account or Securities Account. The Collateral Agent agrees with each Pledgor that the Collateral Agent shall not give any Entitlement Orders or instructions or directions to any issuer of uncertificated securities, Securities Intermediary or Commodity Intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by such Pledgor, unless a Cash Dominion Trigger Event has occurred and no subsequent Cash Dominion Recovery Event has occurred or, after giving effect to any such investment and withdrawal rights, a Cash Dominion Trigger Event would occur. The two immediately preceding sentences shall not apply to any Financial Assets credited to a Securities Account for which the Collateral Agent or any of its affiliates is the Securities Intermediary. No Pledgor shall grant Control over any Investment Property to any person other than (i) the Collateral Agent, (ii) subject to the terms of the Intercreditor Agreement, the Term Loan Collateral Agent and (iii) in respect of any Deposit Account that holds only deposits posted by customers described in clause (j) of the definition of Excluded Collateral, such customers.
     (ii) As between the Collateral Agent and the Pledgors, the Pledgors shall bear the investment risk with respect to the Investment Property and Pledged Securities, and the risk of loss of, damage to, or the destruction of the Investment Property and Pledged Securities, whether in the possession of, or maintained as a Security Entitlement or deposit by, or subject to the Control of, the Collateral Agent, a Securities Intermediary, a Commodity Intermediary, any Pledgor or any other person.
     (d) Electronic Chattel Paper and Transferable Records. As of the date hereof, no amount under or in connection with any of the Pledged Collateral is evidenced by any Electronic Chattel Paper or any “transferable record” (as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction) other than such Electronic Chattel Paper and transferable records listed in Schedule 11(a) to the Perfection Certificate. If any amount payable under or in connection with any of the Pledged Collateral shall be evidenced by any Electronic Chattel Paper or any transferable record, the Pledgor acquiring such Electronic Chattel Paper or transferable record shall promptly notify the Collateral Agent thereof and shall take such action as the Collateral Agent may reasonably request to vest in the Collateral Agent control of such Electronic Chattel Paper under Section 9-105 of the UCC or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The requirement in the preceding sentence shall not apply to the extent that such amount, together with all amounts payable evidenced by Electronic

Chattel Paper or any transferable record in which the Collateral Agent has not been vested control within the meaning of the statutes described in the immediately preceding sentence, does not exceed $2,000,000 in the aggregate for all Pledgors. The Collateral Agent agrees with such Pledgor that the Collateral Agent will arrange, pursuant to procedures satisfactory to the Collateral Agent and so long as such procedures will not result in the Collateral Agent’s loss of control, for the Pledgor to make alterations to the Electronic Chattel Paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Pledgor with respect to such Electronic Chattel Paper or transferable record.
     (e) Letter-of-Credit Rights. If any Pledgor is at any time a beneficiary under a Letter of Credit now or hereafter issued, such Pledgor shall promptly notify the Collateral Agent thereof and such Pledgor shall, at the request of the Collateral Agent, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either use commercially reasonable efforts to (i) arrange for the issuer and any confirmer of such Letter of Credit to consent to an assignment to the Collateral Agent of the proceeds of any drawing under the Letter of Credit or (ii) arrange for the Collateral Agent to become the transferee beneficiary of such Letter of Credit, with the Collateral Agent agreeing, in each case, that the proceeds of any drawing under the Letter of Credit are to be applied as provided in the Credit Agreement. The actions in the preceding sentence shall not be required to the extent that the amount of any such Letter of Credit, together with the aggregate amount of all other Letters of Credit for which the actions described above in clauses (i) and (ii) have not been taken, does not exceed $2,500,000 in the aggregate for all Pledgors. No Pledgor shall grant Control of any Letter-of-Credit Right to any person other than the Collateral Agent and, subject to the terms of the Intercreditor Agreement, the Term Loan Collateral Agent.
     (f) Commercial Tort Claims. As of the date hereof, each Pledgor hereby represents and warrants that it holds no Commercial Tort Claims other than those listed in Schedule 13 to the Perfection Certificate and other than Commercial Tort Claims which do not exceed $1,000,000 in the aggregate for all Pledgors. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim, such Pledgor shall promptly notify the Collateral Agent in writing signed by such Pledgor of the brief details thereof and grant to the Collateral Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent. The requirement in the preceding sentence shall not apply to the extent that the amount of such Commercial Tort Claim, together with the amount of all other Commercial Tort Claims held by any Pledgor in which the Collateral Agent does not have a security interest, does not exceed $5,000,000 in the aggregate for all Pledgors.
     (g) Landlord’s Access Agreements/Bailee Letters. If and to the extent reasonably requested by the Collateral Agent, each Pledgor shall use its commercially reasonable efforts to obtain as soon as practicable after such request with respect to each location where such Pledgor maintains Pledged Collateral, a Bailee Letter and/or Landlord Access Agreement, as applicable, and use commercially reasonable efforts to obtain a Bailee Letter, Landlord Access Agreement and/or landlord’s lien waiver, as applicable, from all such bailees and landlords, as applicable, who from time to time have possession of any Pledged Collateral. A waiver of bailee’s lien shall not be required if the value of the Pledged Collateral held by such bailee is less than $500,000, provided that the aggregate value of the Pledged Collateral held by all bailees who have not delivered a Bailee Letter is less than $2,500,000 in the aggregate.
          SECTION 3.5. Joinder of Additional Guarantors. The Pledgors shall cause each Subsidiary of the Parent Borrower that is either (x) organized under the laws of the United States or any state thereof or the District of Columbia and required to become a party to this Agreement or to otherwise pledge any assets to the Collateral Agent for the benefit of the Secured Parties pursuant to the provisions of the Credit Agreement or (y) a Foreign Subsidiary and is required to become a party to this Agreement pursuant to Section 5.11(e) of the Credit Agreement to execute and deliver to the Collateral Agent (i) a Joinder Agreement substantially in the form of Exhibit 3 hereto within thirty days (or such longer period as may be determined by the Collateral Agent in its sole discretion) of the date on which it became a wholly owned Restricted Subsidiary, ceased to be an Excluded Collateral Subsidiary or was required to become a Loan Party or a party to this Agreement by operation of the provisions of Sections 5.11(b), (d) or (e) of the Credit Agreement, as the case may be, and (ii) a Perfection Certificate, in each case, within thirty days (or such longer period as may be determined by the Collateral Agent in its sole discretion) of the date on which it became a wholly owned Restricted Subsidiary, ceased to be an Excluded Collateral Subsidiary or was required to become a Loan Party or a party to this Agreement by operation of the provisions of Sections 5.11(b), (d) or (e) of the Credit Agreement, as the case may be, and, in each case, upon such execution and delivery, such Restricted Subsidiary shall constitute a “Guarantor” and a “Pledgor” for all purposes hereunder with the same force and effect as if originally named as a Guarantor and Pledgor herein. In the case of a wholly owned Restricted Subsidiary organized outside of the United States that is required to become a party to this Agreement pursuant to Section 5.11(e) of the Credit Agreement, such Restricted Subsidiary shall also execute and deliver to the Collateral Agent such additional documentation as the Collateral Agent shall reasonably request to provide for perfected and valid liens on its assets in the jurisdiction where it is organized or doing business. The execution and delivery of such Joinder Agreement shall not require the consent of any Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor and Pledgor as a party to this Agreement.
          SECTION 3.6. Supplements; Further Assurances. Each Pledgor shall take such further actions, and execute and/or deliver to the Collateral Agent such additional financing statements, amendments, assignments, agreements, supplements, powers and instruments, as the Collateral Agent may in its reasonable judgment deem necessary or appropriate in order to create, perfect, preserve and protect the security interest in the Pledged Collateral as provided herein and the rights and interests granted to the Collateral Agent hereunder, to carry into effect the purposes hereof or better to assure and confirm the validity, enforceability and priority of the Collateral Agent’s security interest in the Pledged Collateral or permit the Collateral Agent to exercise and enforce its rights, powers and remedies hereunder with respect to any Pledged Collateral, including the filing of financing statements, continuation statements and other documents (including this Agreement) under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interest created hereby and the execution and delivery of Control Agreements, all in form and substance reasonably satisfactory to the Collateral Agent and in such offices (including the United States Patent and Trademark Office and the United States Copyright Office) wherever required by law to perfect, continue and maintain the validity, enforceability and priority of the security interest in the Pledged Collateral as provided herein and to preserve the other rights and interests granted to the Collateral Agent hereunder, as against third parties, with respect to the Pledged Collateral. Without limiting the generality of the foregoing, each Pledgor shall make, execute, endorse, acknowledge, file or refile and/or deliver to the Collateral Agent from time to time upon reasonable request by the Collateral Agent such lists, schedules, descriptions and designations of the Pledged Collateral, copies of warehouse receipts, receipts in the nature of warehouse receipts, bills of lading, documents of title, vouchers, invoices, schedules, confirmatory assignments, supplements, additional security agreements, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, reports and other assurances or instruments as the Collateral Agent shall reasonably request. If an Event of Default has occurred and is continuing, the Collateral Agent may institute and maintain, in its own name or in the name of any Pledgor, such suits and proceedings as the Collateral Agent may be advised by counsel shall be necessary or expedient to prevent any impairment of the security interest in or the perfection thereof in the Pledged Collateral. All of the foregoing shall be at the sole cost and expense of the Pledgors.
ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS
          Each Pledgor represents, warrants and covenants as follows:
          SECTION 4.1. Title. Except for the security interest granted to the Collateral Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and Permitted Liens, such Pledgor owns and has rights and, as to Pledged Collateral acquired by it from time to time after the date hereof, will own and have rights in each item of Pledged Collateral pledged by it hereunder, free and clear of any and all Liens or claims of others. In addition, no Liens or claims exist on the Securities Collateral, other than Permitted Liens that are permitted to attach to Securities Collateral pursuant to Section 6.02 of the Credit Agreement.
          SECTION 4.2. Validity of Security Interest. The security interest in and Lien on the Pledged Collateral granted to the Collateral Agent for the benefit of the Secured Parties hereunder constitutes (a) a legal and valid security interest in all the Pledged Collateral securing the payment and performance of the Secured Obligations, and (b) subject to the filings and other actions described in Schedule 6 to the Perfection Certificate (to the extent required to be listed on the schedules to the Perfection Certificate as of the date this representation is made or deemed made), a perfected security interest in all the Pledged Collateral (other than any Pledged Collateral the cost of which the Collateral Agent reasonably determines, in its sole discretion, outweighs the benefit of obtaining such perfection). The security interest and Lien granted to the Collateral Agent for the benefit of the Secured Parties pursuant to this Agreement in and on the Pledged Collateral will at all times constitute a perfected, continuing First Priority security interest therein (other than any Pledged Collateral the cost of which the Collateral Agent reasonably determines, in its sole discretion, outweighs the benefit of obtaining such perfection).
          SECTION 4.3. Defense of Claims; Transferability of Pledged Collateral. Except to the extent otherwise permitted by Section 5.05 of the Credit Agreement, each Pledgor shall, at its own cost and expense, defend title to the Pledged Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Collateral Agent and the priority thereof against all claims and demands of all persons, at its own cost and expense, at any time claiming any interest therein adverse to the Collateral Agent or any other Secured Party other than Permitted Encumbrances. Except as permitted by the Credit Agreement, there is no agreement, order, judgment or decree, and no Pledgor shall enter into any agreement or take any other action, that would restrict the transferability of any of the Pledged Collateral or otherwise impair or conflict with such Pledgor’s obligations or the rights of the Collateral Agent hereunder.

          SECTION 4.4. Other Financing Statements. It has not filed, nor authorized any third party to file, any valid or effective financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) covering or purporting to cover any interest of any kind in the Pledged Collateral, except such as have been filed in favor of the Collateral Agent pursuant to this Agreement, in favor of the Term Loan Collateral Agent or in favor of any holder of a Permitted Encumbrance with respect to such Permitted Encumbrance or financing statements or public notices relating to the termination statements listed on Schedule 7 to the Perfection Certificate or relating to Liens permitted by Section 6.02 of the Credit Agreement.
          SECTION 4.5. Inventory and Equipment.
          (a) Except as expressly permitted by Section 5.13 of the Credit Agreement, it shall not move any Equipment or Inventory (other than Inventory in transit from a supplier or vendor to a permitted location or between permitted locations or Inventory in transit to a customer, and Inventory having Dollar Equivalent fair market value not in excess of $10,000,000 (in the aggregate for all Loan Parties) to any location, other than any location that is listed in the relevant Schedules to the Perfection Certificate, unless (i) it shall have given the Collateral Agent not less than 30 days’ (or such shorter period as may be determined by the Collateral Agent in its sole discretion) prior written notice (in the form of an Officers’ Certificate) of its intention so to do, clearly describing such new location and providing such other information in connection therewith as the Collateral Agent may request and (ii) to the extent applicable with respect to such new location, such Pledgor shall have complied with Section 3.4(g); provided that notwithstanding the foregoing, in no event shall Equipment or Inventory be moved to any location outside of the continental United States except in connection with an Asset Sale expressly permitted by the Credit Agreement.
          (b) With respect to any Inventory scheduled or listed on the most recent Collateral Report, except as disclosed therein: (i) no Inventory (other than Inventory in transit) is now, or shall at any time or times hereafter be stored at any other location not set forth in the Perfection Certificate except as permitted by Section 4.5(a) above or Section 5.13 of the Credit Agreement, (ii) the Pledgors have good, indefeasible and merchantable title to such Inventory and such Inventory is not subject to any Lien or security interest or document whatsoever except for the Lien granted to the Collateral Agent, for the benefit of the Secured Parties, and except for other Liens permitted to attach to Inventory under Section 6.02 of the Credit Agreement, (iii) with respect to Inventory included in any Borrowing Base Certificate, such Inventory is Eligible Inventory, (iv) such Inventory is not subject to any Intellectual Property Licenses with any third parties that would, upon sale or other disposition of such Inventory by the Collateral Agent in accordance with the terms hereof, infringe or otherwise violate the Intellectual Property of such third-party licensor, violate any Contracts with such third-party licensor, or cause the Collateral Agent to incur any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such Inventory under the current Intellectual Property Licenses related thereto, (v) such Inventory has been produced in accordance with the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders thereunder and (vi) the completion of manufacture, sale or other disposition of such Inventory by the Collateral Agent upon the occurrence and during the continuance of any Event of Default shall not require the consent of any person and shall not constitute a breach or default under any contract or agreement to which any Pledgor is a party or to which such Inventory is subject.
          SECTION 4.6. Due Authorization and Issuance. All of the Pledged Securities existing on the date hereof have been, and to the extent any Pledged Securities are hereafter issued, such Pledged Securities will be, upon such issuance, duly authorized, validly issued and fully paid and non-

assessable to the extent applicable. There is no amount or other obligation owing by any Pledgor to any issuer of the Pledged Securities in exchange for or in connection with the issuance of the Pledged Securities or any Pledgor’s status as a partner or a member of any issuer of the Pledged Securities.
          SECTION 4.7. Consents, etc. In the event that the Collateral Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it necessary to obtain any approvals or consents of any Governmental Authority or any other person therefor, then, upon the reasonable request of the Collateral Agent, such Pledgor agrees to use its best efforts to assist and aid the Collateral Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.
          SECTION 4.8. Pledged Collateral. All information set forth herein, including the schedules hereto, and all information contained in any documents, schedules and lists heretofore delivered to any Secured Party, including the Perfection Certificate and the schedules thereto, in connection with this Agreement, in each case, relating to the Pledged Collateral, is accurate and complete in all material respects. The Pledged Collateral described on the schedules to the Perfection Certificate constitutes all of the property of such type of Pledged Collateral owned or held by the Pledgors (other than Immaterial Intellectual Property Collateral).
          SECTION 4.9. Insurance. In the event that the proceeds of any insurance claim are paid to any Pledgor after the Collateral Agent has exercised its right to foreclose after an Event of Default, such Net Cash Proceeds shall be held in trust for the benefit of the Collateral Agent and immediately after receipt thereof shall be paid to the Collateral Agent for application in accordance with the Credit Agreement.
ARTICLE V
CERTAIN PROVISIONS CONCERNING SECURITIES COLLATERAL
          SECTION 5.1. Pledge of Additional Securities Collateral. Each Pledgor shall, upon obtaining any Pledged Securities or Intercompany Notes of any person, accept the same in trust for the benefit of the Collateral Agent and promptly (but in any event within thirty days (or such longer period as may be determined by the Collateral Agent in its sole discretion) after receipt thereof) deliver to the Collateral Agent a pledge amendment, duly executed by such Pledgor, in substantially the form of Exhibit 2 hereto (each, a “Pledge Amendment”), and to the extent required thereunder, the certificates and other documents required under Section 3.1 and Section 3.2 hereof in respect of the additional Pledged Securities or Intercompany Notes which are to be pledged pursuant to this Agreement, and confirming the attachment of the Lien hereby created on and in respect of such additional Pledged Securities or Intercompany Notes. Each Pledgor hereby authorizes the Collateral Agent to attach each Pledge Amendment to this Agreement and agrees that all Pledged Securities or Intercompany Notes listed on any Pledge Amendment delivered to the Collateral Agent shall for all purposes hereunder be considered Pledged Collateral.
          SECTION 5.2. Voting Rights; Distributions; etc.
          (a) So long as no Event of Default shall have occurred and be continuing:

     (i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Securities Collateral or any part thereof for any purpose not inconsistent with the terms or purposes hereof, the Credit Agreement or any other document evidencing the Secured Obligations; provided, however, that no Pledgor shall in any event exercise such rights in any manner which could reasonably be expected to have a Material Adverse Effect.
     (ii) Each Pledgor shall be entitled to receive and retain, and to utilize free and clear of the Lien hereof, any and all Distributions, but only if and to the extent not prohibited by the Credit Agreement; provided, however, that any and all such Distributions consisting of rights or interests in the form of securities shall be forthwith delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor and be promptly (but in any event within five days (or such longer period as may be determined by the Collateral Agent in its sole discretion) after receipt thereof) delivered to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).
          (b) So long as no Event of Default shall have occurred and be continuing, the Collateral Agent shall be deemed without further action or formality to have granted to each Pledgor all necessary consents relating to voting rights and shall, if necessary, upon written request of any Pledgor and at the sole cost and expense of the Pledgors, from time to time execute and deliver (or cause to be executed and delivered) to such Pledgor all such instruments as such Pledgor may reasonably request in order to permit such Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to Section 5.2(a)(i) hereof and to receive the Distributions which it is authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof.
          (c) Upon the occurrence and during the continuance of any Event of Default and notice by the Collateral Agent:
     (i) All rights of each Pledgor to exercise the voting and other consensual rights it would otherwise be entitled to exercise pursuant to Section 5.2(a)(i) hereof shall immediately cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise such voting and other consensual rights.
     (ii) All rights of each Pledgor to receive Distributions which it would otherwise be authorized to receive and retain pursuant to Section 5.2(a)(ii) hereof shall immediately cease and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Pledged Collateral such Distributions.
          (d) Each Pledgor shall, at its sole cost and expense, from time to time execute and deliver to the Collateral Agent appropriate instruments as the Collateral Agent may request in order to permit the Collateral Agent to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 5.2(c)(i) hereof and to receive all Distributions which it may be entitled to receive under Section 5.2(c)(ii) hereof.
          (e) All Distributions which are received by any Pledgor contrary to the provisions of Section 5.2(c)(ii) hereof shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Pledgor and shall immediately be paid over to the Collateral Agent as Pledged Collateral in the same form as so received (with any necessary endorsement).

          SECTION 5.3. [INTENTIONALLY OMITTED]
          SECTION 5.4. [INTENTIONALLY OMITTED]
          SECTION 5.5. Certain Agreements of Pledgors As Issuers and Holders of Equity Interests.
          (a) In the case of each Pledgor which is an issuer of Securities Collateral, such Pledgor agrees to be bound by the terms of this Agreement relating to the Securities Collateral issued by it and will comply with such terms insofar as such terms are applicable to it.
          (b) In the case of each Pledgor which is a partner, shareholder or member, as the case may be, in a partnership, limited liability company or other entity, such Pledgor hereby consents to the extent required by the applicable Organizational Document to the pledge by each other Pledgor, pursuant to the terms hereof, of the Pledged Securities in such partnership, limited liability company or other entity and, upon the occurrence and during the continuance of an Event of Default, to the transfer of such Pledged Securities to the Collateral Agent or its nominee and to the substitution of the Collateral Agent or its nominee as a substituted partner, shareholder or member in such partnership, limited liability company or other entity with all the rights, powers and duties of a general partner, limited partner, shareholder or member, as the case may be.
ARTICLE VI
CERTAIN PROVISIONS CONCERNING INTELLECTUAL
PROPERTY COLLATERAL
          SECTION 6.1. Grant of Intellectual Property License. For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under Article IX hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Pledgor hereby grants to the Collateral Agent an irrevocable, non-exclusive license and, to the extent permitted under Intellectual Property Licenses granting such Pledgor rights in Intellectual Property, sublicense (in each case, exercisable without payment of royalties or other compensation to such Pledgor) to use, license or sublicense any of the Intellectual Property Collateral now owned or hereafter acquired by such Pledgor, wherever the same may be located; provided that the quality of any products in connection with which the Trademarks are used will not be materially inferior to the quality of such products prior to such Event of Default. Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof.
          SECTION 6.2. Protection and Maintenance of Intellectual Property Collateral. On a continuing basis, each Pledgor shall, at its sole cost and expense, (i) within thirty (30) days of its becoming aware thereof, notify the Collateral Agent of any adverse determination in any proceeding (not including office or other matters in the ordinary course of prosecution before the United States Patent and Trademark Office or the United States Copyright Office or any foreign counterpart) or the institution of any proceeding in any federal, state or local court or administrative body or in the United States Patent and Trademark Office or the United States Copyright Office regarding any Material Intellectual Property Collateral, such Pledgor’s right to register such Material Intellectual Property Collateral or its right to keep and maintain such Material Intellectual Property Collateral in full force and effect, (ii) maintain all Material Intellectual Property Collateral as presently used and operated, except as shall be consistent with commercially reasonable business judgment, (iii) not permit to lapse or become abandoned any Material Intellectual Property Collateral, (iv) take action to prosecute infringers and violators of Material Intellectual Property Collateral, and not settle or compromise any pending or future litigation or administrative proceeding with respect to any Material Intellectual Property Collateral, in each case, except as shall be consistent with commercially reasonable business judgment, (v) not license (a) any Material Intellectual Property Collateral in a manner that would materially impair the value of such Material Intellectual Property Collateral or (b) any Intellectual Property Collateral in a manner that impairs the Lien on and security interest in the Intellectual Property Collateral created hereby, in each case without the consent of the Collateral Agent, (vi) diligently keep adequate records respecting all Intellectual Property Collateral, (vii) without limiting the Collateral Agent’s rights and each Pledgor’s obligations under Section 6.3 below, furnish to the Collateral Agent from time to time upon the Collateral Agent’s request therefor reasonably detailed statements and amended schedules further identifying and describing the Intellectual Property Collateral and such other materials evidencing or reports pertaining to any Intellectual Property Collateral as the Collateral Agent may from time to time request, (viii) make commercially reasonable efforts to require the use of statutory notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with the use of Patents (including the removal of expired patents from being marked on the Pledgor’s products), and appropriate notice of Copyright in connection with the publication of material subject to Copyrights and (ix) maintain the level of quality of products sold and services rendered under any Trademarks owned by such Pledgor at a level at least consistent with the quality of such products and services as of the date hereof to the extent consistent with reasonable business judgment, and adequately control the quality of goods an services offered by any licensees of its Trademarks to maintain such standards.
          SECTION 6.3. After-Acquired Property. If any Pledgor shall at any time after the date hereof (i) obtain any ownership or other rights in and/or to any additional Intellectual Property (including trademark applications for which evidence of the use of such trademarks in interstate commerce has been submitted to and accepted by the United States Patent and Trademark Office pursuant to 15 U.S.C. Section 1060(a) (or a successor provision)) or (ii) become entitled to the benefit of any additional Intellectual Property or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Intellectual Property Collateral, or any improvement on any Intellectual Property Collateral, the provisions of this Agreement shall automatically apply thereto and any such item described in the preceding clause (i) or (ii) (other than any Excluded Property) shall automatically constitute Intellectual Property Collateral as if such would have constituted Intellectual Property Collateral at the time of execution hereof and such Intellectual Property (other than any Excluded Property) shall be subject to the Lien and security interest created by this Agreement without further action by any party. Concurrently with the delivery of each Compliance Certificate pursuant to Section 5.01(d) of the Credit Agreement, each Pledgor shall provide to the Collateral Agent written notice of any of the foregoing Intellectual Property owned by such Pledgor which is the subject of a registration or application and confirm the attachment of the Lien and security interest created by this Agreement to any rights described in clauses (i) and (ii) above by the delivery of an executed instrument or other statement(s) in form and substance reasonably acceptable to the Collateral Agent as shall be reasonably necessary to create, record, preserve, protect or perfect the Collateral Agent’s lien and security interest in such Intellectual Property. Further, each Pledgor authorizes the Collateral Agent to modify this Agreement by amending Schedules 12(a) and 12(b) to the Perfection Certificate to include any Intellectual Property Collateral of such Pledgor acquired or arising after the date hereof.

          SECTION 6.4. Litigation. Unless there shall occur and be continuing any Event of Default, each Pledgor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Pledgors, such applications for protection of the Intellectual Property Collateral and suits, proceedings or other actions to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property Collateral. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property Collateral and/or bring suit in the name of any Pledgor, the Collateral Agent or the Secured Parties to enforce the Intellectual Property Collateral and any license thereunder. In the event of such suit, after an Event of Default, each Pledgor shall, at the reasonable request of the Collateral Agent, do any and all lawful acts and execute any and all documents requested by the Collateral Agent in aid of such enforcement and the Pledgors shall promptly reimburse and indemnify the Collateral Agent for all costs and expenses incurred by the Collateral Agent in the exercise of its rights under this Section 6.4 in accordance with Section 11.03 of the Credit Agreement. In the event that the Collateral Agent shall elect not to bring suit to enforce the Intellectual Property Collateral, each Pledgor agrees, at the reasonable request of the Collateral Agent, to take all commercially reasonable actions necessary, whether by suit, proceeding or other action, to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Intellectual Property Collateral by any person.
ARTICLE VII
CERTAIN PROVISIONS CONCERNING RECEIVABLES
          SECTION 7.1. Maintenance of Records. Each Pledgor shall keep and maintain at its own cost and expense complete records of Receivables in all material respects, in a manner consistent with prudent business practice, including records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto. Each Pledgor shall, at such Pledgor’s sole cost and expense, upon the Collateral Agent’s demand made at any time after the occurrence and during the continuance of any Event of Default, deliver all tangible evidence of Receivables, including all documents evidencing Receivables and any books and records relating thereto to the Collateral Agent or to its representatives (copies of which evidence and books and records may be retained by such Pledgor). Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may transfer a full and complete copy of any Pledgor’s books, records, credit information, reports, memoranda and all other writings relating to the Receivables to and for the use by any person that has acquired or is contemplating acquisition of an interest in the Receivables or the Collateral Agent’s security interest therein without the consent of any Pledgor.
          SECTION 7.2. Modification of Terms, etc. No Pledgor shall rescind or cancel any obligations evidenced by any Receivable or modify any term thereof or make any adjustment, discount, credit, rebate or reduction with respect thereto except in the ordinary course of business consistent with prudent business practice except as may be permitted by any Loan Document, or extend or renew any such obligations except in the ordinary course of business consistent with prudent business practice or compromise or settle any dispute, claim, suit or legal proceeding relating thereto or sell any Receivable or interest therein except in the ordinary course of business consistent with prudent business practice except as may be permitted by any Loan Documents, without the prior written consent of the Collateral Agent. Each Pledgor shall timely fulfill all obligations on its part to be fulfilled under or in connection with the

Receivables except as may be otherwise consistent with the exercise of reasonable business judgment in the ordinary course of business.
          SECTION 7.3. Collection. Each Pledgor shall use its commercially reasonable efforts to cause to be collected from the Account Debtor of each of the Receivables, as and when due in the ordinary course of business and consistent with prudent business practice (including Receivables that are delinquent, such Receivables to be collected in accordance with generally accepted commercial collection procedures), any and all amounts owing under or on account of such Receivable, and apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable, except that any Pledgor may, with respect to a Receivable, allow in the ordinary course of business (i) a refund or credit due as a result of returned or damaged or defective merchandise and (ii) such extensions of time to pay amounts due in respect of Receivables and such other modifications of payment terms or settlements in respect of Receivables as shall be commercially reasonable in the circumstances, all in accordance with such Pledgor’s ordinary course of business consistent with its collection practices as in effect from time to time. The costs and expenses (including attorneys’ fees) of collection, in any case, whether incurred by any Pledgor, the Collateral Agent or any Secured Party, shall be paid by the Pledgors.
          SECTION 7.4. Legend. Each Pledgor shall legend, at the request of the Collateral Agent and in form, substance and manner satisfactory to the Collateral Agent, the Receivables and the other books, records and documents of such Pledgor evidencing or pertaining to the Receivables with an appropriate reference to the fact that the Receivables have been assigned to the Collateral Agent for the benefit of the Secured Parties and that the Collateral Agent has a security interest therein.
          SECTION 7.5. Special Representations and Warranties and Covenants.
          (a) As of the time when each of its Receivables arises, each Pledgor shall be deemed to have represented and warranted that such Account and all records, papers and documents relating thereto represent the legal, valid and binding obligation of the Account Debtor or other relevant obligor, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, evidencing indebtedness unpaid and owed by such Account Debtor or obligor, arising out of the performance of labor or services or the sale, lease, license, assignment or other disposition and delivery of the goods or other property listed therein or out of an advance or a loan.
          (b) The names of the obligors, amounts owing, due dates and other information with respect to each Pledgor’s Receivables that are Pledged Collateral are and will be correctly stated, at the time furnished, in all records of such Pledgor relating thereto and in all invoices (if any) and each Collateral Report with respect thereto furnished to any Agent by such Pledgor from time to time.
          (c) Except as disclosed on the most recent Collateral Report, (i) there are no setoffs, claims or disputes existing or asserted with respect to any Accounts referred to in such Collateral Report and no Pledgor has made any agreement with any Account Debtor for any extension of time for the payment thereof, any compromise or settlement for less than the full amount thereof, any release of any Account Debtor from liability therefor, or any deduction therefrom except a discount or allowance allowed by a Pledgor in the ordinary course of its business for prompt payment, (ii) to the knowledge of such Pledgor, there are no facts, events or occurrences that in any way impair the validity or enforceability thereof or could reasonably be expected to reduce the amount payable thereunder as shown on such Pledgor’s books and records and any invoices, statements and the most recent Collateral Report with respect thereto, (iii) no Pledgor has received any written notice of proceedings or actions that are threatened or pending against any Account Debtor that might result in any material adverse change in such Account Debtor’s financial condition and (iv) no Pledgor has knowledge that any Account Debtor is unable generally to pay its debts as they become due.
ARTICLE VIII
TRANSFERS
          SECTION 8.1. Transfers of Pledged Collateral. No Pledgor shall sell, convey, assign or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral pledged by it hereunder except as not prohibited by the Credit Agreement.
ARTICLE IX
REMEDIES
          SECTION 9.1. Remedies. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may from time to time (alternatively, successively or concurrently on any one or more occasions) exercise in respect of the Pledged Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, the following remedies:
          (i) Personally, or by agents or attorneys, immediately take possession of the Pledged Collateral or any part thereof, from any Pledgor or any other person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Pledgor’s premises where any of the Pledged Collateral is located, remove such Pledged Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Pledged Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Pledgor;
          (ii) Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Pledged Collateral including instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Pledged Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Pledgor, prior to receipt by any such obligor of such instruction, such Pledgor shall segregate all amounts received pursuant thereto in trust for the benefit of the Collateral Agent and shall promptly (but in no event later than one Business Day after receipt thereof) pay such amounts to the Collateral Agent;
          (iii) Sell, assign, grant a license to use or otherwise liquidate and dispose of, or direct any Pledgor to sell, assign, grant a license to use or otherwise liquidate and dispose of, any and all investments made in whole or in part with the Pledged Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license, liquidation or disposition;

          (iv) Take possession of the Pledged Collateral or any part thereof, by directing any Pledgor in writing to deliver the same to the Collateral Agent at any place or places so designated by the Collateral Agent, in which event such Pledgor shall at its own expense: (A) forthwith cause the same to be moved to the place or places designated by the Collateral Agent and therewith delivered to the Collateral Agent, (B) store and keep any Pledged Collateral so delivered to the Collateral Agent at such place or places pending further action by the Collateral Agent and (C) while the Pledged Collateral shall be so stored and kept, provide such security and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition. Each Pledgor’s obligation to deliver the Pledged Collateral as contemplated in this Section 9.1(iv) is of the essence hereof. Upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by any Pledgor of such obligation;
          (v) Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Pledgor constituting Pledged Collateral for application to the Secured Obligations as provided in Article X hereof;
          (vi) Retain and apply the Distributions to the Secured Obligations as provided in Article X hereof;
          (vii) Exercise any and all rights as beneficial and legal owner of the Pledged Collateral, including perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Pledged Collateral;
          (viii) In the Collateral Agent’s own name, in the name of a nominee of the Collateral Agent, or in the name of any Pledgor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors and other obligors in respect of Receivables of such Pledgor and parties to contracts with such Pledgor, to verify with such persons, to the Collateral Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Chattel Paper, Payment Intangibles, General Intangibles, Instruments and other Receivables that are Pledged Collateral; and
          (ix) Exercise all the rights and remedies of a secured creditor upon a default under the UCC, and the Collateral Agent may also in its sole discretion, without notice except as specified in Section 9.2 hereof, sell, assign or grant a license to use the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable. The Collateral Agent may be the purchaser, licensee, assignee or recipient of the Pledged Collateral or any part thereof at any such sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Pledged Collateral sold, assigned or licensed at such sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price of the Pledged Collateral or any part thereof payable at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent shall not be obligated to make any sale of the Pledged Collateral or any part thereof regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor hereby waives, to the fullest extent permitted by law, any claims against the

Collateral Agent arising by reason of the fact that the price at which the Pledged Collateral or any part thereof may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Pledged Collateral to more than one offeree.
          SECTION 9.2. Notice of Sale. Each Pledgor acknowledges and agrees that, to the extent notice of sale or other disposition of the Pledged Collateral or any part thereof shall be required by law, 10 days’ prior notice to such Pledgor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Pledgor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.
          SECTION 9.3. Waiver of Notice and Claims. Each Pledgor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Collateral Agent’s taking possession or the Collateral Agent’s disposition of the Pledged Collateral or any part thereof, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Pledgor would otherwise have under law, and each Pledgor hereby further waives, to the fullest extent permitted by applicable law: (i) all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. The Collateral Agent shall not be liable for any incorrect or improper payment made pursuant to this Article IX in the absence of gross negligence or willful misconduct on the part of the Collateral Agent. Any sale of, or the grant of options to purchase, or any other realization upon, any Pledged Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Pledgor therein and thereto, and shall be a perpetual bar both at law and in equity against such Pledgor and against any and all persons claiming or attempting to claim the Pledged Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Pledgor.
          SECTION 9.4. Certain Sales of Pledged Collateral.
          (a) Each Pledgor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Pledged Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority. Each Pledgor acknowledges that any such sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Collateral Agent shall have no obligation to engage in public sales.
          (b) Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Securities Collateral and Investment Property, to limit purchasers to persons who will agree, among other things, to acquire such Securities Collateral or Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Securities Collateral or Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would agree to do so.
          (c) Notwithstanding the foregoing, each Pledgor shall, upon the occurrence and during the continuance of any Event of Default, at the reasonable request of the Collateral Agent, for the benefit of the Secured Parties, cause any registration, qualification under or compliance with any federal or state securities law or laws to be effected with respect to all or any part of the Securities Collateral as soon as practicable and at the sole cost and expense of the Pledgors. Each Pledgor will use its commercially reasonable efforts to cause such registration to be effected (and be kept effective) and will use its commercially reasonable efforts to cause such qualification and compliance to be effected (and be kept effective) as may be so requested and as would permit or facilitate the sale and distribution of such Securities Collateral including registration under the Securities Act (or any similar statute then in effect), appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with all other requirements of any Governmental Authority. Each Pledgor shall use its commercially reasonable efforts to cause the Collateral Agent to be kept advised in writing as to the progress of each such registration, qualification or compliance and as to the completion thereof, shall furnish to the Collateral Agent such number of prospectuses, offering circulars or other documents incident thereto as the Collateral Agent from time to time may request, and shall indemnify and shall cause the issuer of the Securities Collateral to indemnify the Collateral Agent and all others participating in the distribution of such Securities Collateral against all claims, losses, damages and liabilities caused by any untrue statement (or alleged untrue statement) of a material fact contained therein (or in any related registration statement, notification or the like) or by any omission (or alleged omission) to state therein (or in any related registration statement, notification or the like) a material fact required to be stated therein or necessary to make the statements therein not misleading.
          (d) If the Collateral Agent determines to exercise its right to sell any or all of the Securities Collateral or Investment Property, upon written request, the applicable Pledgor shall from time to time furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number of securities included in the Securities Collateral or Investment Property which may be sold by the Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.
          (e) Each Pledgor further agrees that a breach of any of the covenants contained in this Section 9.4 will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 9.4 shall be specifically enforceable against such Pledgor, and such Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.
          SECTION 9.5. No Waiver; Cumulative Remedies.
          (a) No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall the Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law or otherwise available.
          (b) In the event that the Collateral Agent shall have instituted any proceeding to enforce any right, power, privilege or remedy under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case, the Pledgors, the Collateral Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Pledged Collateral, and all rights, remedies, privileges and powers of the Collateral Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.
          SECTION 9.6. Certain Additional Actions Regarding Intellectual Property. If any Event of Default shall have occurred and be continuing, upon the written demand of the Collateral Agent, each Pledgor shall execute and deliver to the Collateral Agent an assignment or assignments of such Pledgor’s rights in the Intellectual Property Collateral, in recordable form with respect to those items of the Intellectual Property Collateral consisting of registered Patents, Trademarks and/or Copyrights (or applications therefor) and such other documents as are necessary or appropriate to carry out the intent and purposes hereof. Within five Business Days of written notice thereafter from the Collateral Agent, each Pledgor shall make available to the Collateral Agent, to the extent within such Pledgor’s power and authority, such personnel in such Pledgor’s employ on the date of the Event of Default as the Collateral Agent may reasonably designate to permit such Pledgor to continue, directly or indirectly, to produce, advertise and sell the products and services sold by such Pledgor under the registered Patents, Trademarks and/or Copyrights of such Pledgor, and such persons shall be available to perform their prior functions on the Collateral Agent’s behalf.
ARTICLE X
APPLICATION OF PROCEEDS
          SECTION 10.1. Application of Proceeds. Subject to the terms of the Intercreditor Agreement, the proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Pledged Collateral pursuant to the exercise by the Collateral Agent of its remedies shall be applied, together with any other sums then held by the Collateral Agent pursuant to this Agreement, in accordance with the Credit Agreement.
ARTICLE XI
MISCELLANEOUS
          SECTION 11.1. Concerning Collateral Agent.
          (a) The Collateral Agent has been appointed as collateral agent pursuant to the Credit Agreement. The actions of the Collateral Agent hereunder are subject to the provisions of the Credit Agreement. The Collateral Agent shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking action (including the release or substitution of the Pledged Collateral), in accordance with this Agreement and the Credit Agreement. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be liable for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith. The Collateral Agent may resign and a successor Collateral Agent may be appointed in the manner provided in the Credit Agreement. Upon the acceptance of any appointment as the Collateral Agent by a successor Collateral Agent, that successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent under this Agreement, and the retiring Collateral Agent shall thereupon be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent’s resignation, the provisions hereof shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was the Collateral Agent.
          (b) The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equivalent to that which the Collateral Agent, in its individual capacity, accords its own property consisting of similar instruments or interests, it being understood that neither the Collateral Agent nor any of the Secured Parties shall have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Securities Collateral, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters or (ii) taking any necessary steps to preserve rights against any person with respect to any Pledged Collateral.
          (c) The Collateral Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and, with respect to all matters pertaining to this Agreement and its duties hereunder, upon advice of counsel selected by it.
          (d) Except as otherwise provided in Sections 11.17 and 11.18 hereof, if any item of Pledged Collateral also constitutes collateral granted to the Collateral Agent under any other deed of trust, mortgage, security agreement, pledge or instrument of any type, in the event of any conflict between the provisions hereof and the provisions of such other deed of trust, mortgage, security agreement, pledge or instrument of any type in respect of such collateral, the Collateral Agent, in its sole discretion, shall select which provision or provisions shall control.
          (e) The Collateral Agent may rely on advice of counsel as to whether any or all UCC financing statements of the Pledgors need to be amended as a result of any of the changes described in Section 5.13 of the Credit Agreement. If any Pledgor fails to provide information to the Collateral Agent about such changes on a timely basis, the Collateral Agent shall not be liable or responsible to any party for any failure to maintain a perfected security interest in such Pledgor’s property constituting Pledged Collateral, for which the Collateral Agent needed to have information relating to such changes. The Collateral Agent shall have no duty to inquire about such changes if any Pledgor does not inform the Collateral Agent of such changes, the parties acknowledging and agreeing that it would not be feasible or practical for the Collateral Agent to search for information on such changes if such information is not provided by any Pledgor.
          SECTION 11.2. Collateral Agent May Perform; Collateral Agent Appointed Attorney-in-Fact. If any Pledgor shall fail to perform any covenants contained in this Agreement (including such Pledgor’s covenants to (i) pay the premiums in respect of all required insurance policies hereunder, (ii) pay and discharge any taxes, assessments and special assessments, levies, fees and governmental charges imposed upon or assessed against, and landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law against, all or any portion of the Pledged Collateral, (iii) make repairs, (iv) discharge Liens or (v) pay or perform any obligations of such Pledgor under any Pledged Collateral) or if any representation or warranty on the part of any Pledgor contained herein shall be breached, the Collateral Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach, and may expend funds for such purpose; provided, however, that the Collateral Agent shall in no event be bound to inquire into the validity of any tax, Lien, imposition or other obligation which such Pledgor fails to pay or perform as and when required hereby and which such Pledgor does not contest in accordance with the provisions of the Credit Agreement. Any and all amounts so expended by the Collateral Agent shall be paid by the Pledgors in accordance with the provisions of Section 11.03 of the Credit Agreement. Neither the provisions of this Section 11.2 nor any action taken by the Collateral Agent pursuant to the provisions of this Section 11.2 shall prevent any such failure to observe any covenant contained in this Agreement nor any breach of representation or warranty from constituting an Event of Default. Each Pledgor hereby appoints the Collateral Agent its attorney-in-fact, with full power and authority in the place and stead of such Pledgor and in the name of such Pledgor, or otherwise, from time to time in the Collateral Agent’s discretion to take any action and to execute any instrument consistent with the terms of the Credit Agreement, this Agreement and the other Security Documents which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof (but the Collateral Agent shall not be obligated to and shall have no liability to such Pledgor or any third party for failure to so do or take action). The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof. Each Pledgor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.
          SECTION 11.3. Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) be binding upon the Pledgors, their respective successors and assigns and (ii) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Collateral Agent and the other Secured Parties and each of their respective successors, transferees and assigns. No other persons (including any other creditor of any Pledgor) shall have any interest herein or any right or benefit with respect hereto. Without limiting the generality of the foregoing clause (ii), any Secured Party may assign or otherwise transfer any indebtedness held by it secured by this Agreement to any other person, and such other person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party, herein or otherwise, subject however, to the provisions of the Credit Agreement. Each of the Pledgors agrees that its obligations hereunder and the security interest created hereunder shall continue to be effective or be reinstated, as applicable, if at any time payment, or any part thereof, of all or any part of the Secured Obligations is rescinded or must otherwise be restored by the Secured Party upon the bankruptcy or reorganization of any Pledgor or otherwise.
          SECTION 11.4. Termination; Release. Upon Full Payment of the Secured Obligations, this Agreement shall terminate. Upon termination of this Agreement the Pledged Collateral shall be released from the Lien of this Agreement. Upon such release or any release of Pledged Collateral or any part thereof in accordance with the provisions of the Credit Agreement, the Collateral Agent shall, upon the request and at the sole cost and expense of the Pledgors (subject to the terms of the Intercreditor Agreement), assign, transfer and deliver to the relevant Pledgor, against receipt and without recourse to or warranty by the Collateral Agent except as to the fact that the Collateral Agent has not encumbered the released assets, such of the Pledged Collateral or any part thereof to be released (in the case of a release) as may be in possession of the Collateral Agent and as shall not have been sold or otherwise applied pursuant to the terms hereof, and, with respect to any other Pledged Collateral, proper documents and instruments (including any necessary UCC-3 termination financing statements or releases) acknowledging the termination hereof or the release of such Pledged Collateral, as the case may be, in each case pursuant to the Credit Agreement.
          SECTION 11.5. Modification in Writing. No amendment, modification, supplement, termination or waiver of or to any provision hereof, nor consent to any departure by any Pledgor therefrom, shall be effective unless the same shall be made in accordance with the terms of the Credit Agreement and unless in writing and signed by the Collateral Agent. Any amendment, modification or supplement of or to any provision hereof, any waiver of any provision hereof and any consent to any departure by any Pledgor from the terms of any provision hereof in each case shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement or any other document evidencing the Secured Obligations, no notice to or demand on any Pledgor in any case shall entitle any Pledgor to any other or further notice or demand in similar or other circumstances.
          SECTION 11.6. Notices. Unless otherwise provided herein or in the Credit Agreement, any notice or other communication herein required or permitted to be given shall be given in the manner and become effective as set forth in the Credit Agreement, as to any Pledgor, addressed to it at the address of the Administrative Borrower set forth in the Credit Agreement and as to the Collateral Agent, addressed to it at the address set forth in the Credit Agreement, or in each case at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section 11.6.
          SECTION 11.7. Governing Law, Consent to Jurisdiction and Service of Process; Waiver of Jury Trial. Sections 11.09 and 11.10 of the Credit Agreement are incorporated herein, mutatis mutandis, as if a part hereof.
          SECTION 11.8. Severability of Provisions. Any provision hereof which is invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without invalidating the remaining provisions hereof or affecting the validity, legality or enforceability of such provision in any other jurisdiction.
          SECTION 11.9. Execution in Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile, e-mail or other electronic transmission (including in pdf format or other similar format) shall be effective as delivery of a manually executed counterpart of this Agreement.
          SECTION 11.10. Business Days. In the event any time period or any date provided in this Agreement ends or falls on a day other than a Business Day, then such time period shall be deemed to end and such date shall be deemed to fall on the next succeeding Business Day, and performance herein may be made on such Business Day, with the same force and effect as if made on such other day.
          SECTION 11.11. No Credit for Payment of Taxes or Imposition. Such Pledgor shall not be entitled to any credit against the principal, premium, if any, or interest payable under the Credit Agreement, and such Pledgor shall not be entitled to any credit against any other sums which may become payable under the terms thereof or hereof, by reason of the payment of any Tax on the Pledged Collateral or any part thereof.
          SECTION 11.12. No Claims Against Collateral Agent. Nothing contained in this Agreement shall constitute any consent or request by the Collateral Agent, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Pledged Collateral or any part thereof, nor as giving any Pledgor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Collateral Agent in respect thereof or any claim that any Lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the Lien hereof.
          SECTION 11.13. No Release. Nothing set forth in this Agreement or any other Loan Document, nor the exercise by the Collateral Agent of any of the rights or remedies hereunder, shall relieve any Pledgor from the performance of any term, covenant, condition or agreement on such Pledgor’s part to be performed or observed under or in respect of any of the Pledged Collateral or from any liability to any person under or in respect of any of the Pledged Collateral or shall impose any obligation on the Collateral Agent or any other Secured Party to perform or observe any such term, covenant, condition or agreement on such Pledgor’s part to be so performed or observed or shall impose any liability on the Collateral Agent or any other Secured Party for any act or omission on the part of such Pledgor relating thereto or for any breach of any representation or warranty on the part of such Pledgor contained in this Agreement, the Credit Agreement or the other Loan Documents, or under or in respect of the Pledged Collateral or made in connection herewith or therewith. Anything herein to the contrary notwithstanding, neither the Collateral Agent nor any other Secured Party shall have any obligation or liability under any contracts, agreements and other documents included in the Pledged Collateral by reason of this Agreement, nor shall the Collateral Agent or any other Secured Party be obligated to perform any of the obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any such contract, agreement or other document included in the Pledged Collateral hereunder. The obligations of each Pledgor contained in this Section 11.13 shall survive the termination hereof and the discharge of such Pledgor’s other obligations under this Agreement, the Credit Agreement and the other Loan Documents.
          SECTION 11.14. Obligations Absolute. All obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of:
     (i) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any other Pledgor;
     (ii) any lack of validity or enforceability of the Credit Agreement or any other Loan Document, or any other agreement or instrument relating thereto;
     (iii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement or any other Loan Document or any other agreement or instrument relating thereto;
     (iv) any pledge, exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Secured Obligations;

     (v) any exercise, non-exercise or waiver of any right, remedy, power or privilege under or in respect hereof, the Credit Agreement or any other Loan Document; or
     (vi) any other circumstances which might otherwise constitute a defense available to, or a discharge of, any Pledgor.
          SECTION 11.15. INTERCREDITOR AGREEMENT GOVERNS. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE COLLATERAL AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL AGENT AND THE OTHER SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. ANY REFERENCE IN THIS AGREEMENT TO A “FIRST PRIORITY SECURITY INTEREST” OR WORDS OF SIMILAR EFFECT IN DESCRIBING THE SECURITY INTERESTS CREATED HEREUNDER SHALL BE UNDERSTOOD TO REFER TO SUCH PRIORITY SUBJECT TO THE CLAIMS OF THE PARI PASSU SECURED PARTIES ON THE PARI PASSU PRIORITY COLLATERAL (AS DEFINED IN THE INTERCREDITOR AGREEMENT) AS PROVIDED IN THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.
          SECTION 11.16. Delivery of Collateral. Prior to the Discharge of Pari Passu Secured Obligations, to the extent any Pledgor is required hereunder to deliver Pledged Collateral that is Pari Passu Priority Collateral to the Collateral Agent for purposes of possession and control and is unable to do so as a result of having previously delivered such Pledged Collateral to the Term Loan Collateral Agent in accordance with the terms of the Term Loan Security Documents, such Pledgor’s obligations hereunder with respect to such delivery shall be deemed satisfied by the delivery to the Term Loan Collateral Agent, acting as a gratuitous bailee and/or sub-agent of the Collateral Agent in accordance with the terms of the Intercreditor Agreement.
          SECTION 11.17. Mortgages. In the case of a conflict between this Agreement and the Mortgages with respect to Pledged Collateral that is real property (including Fixtures), the Mortgages shall govern. In all other conflicts between this Agreement and the Mortgages, this Agreement shall govern.
          SECTION 11.18. Conflicts.
          (a) In the event of a direct conflict between the terms and provisions contained in this Agreement and the terms and provisions contained in the Credit Agreement, it is the intention of the parties hereto that such terms and provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of the Credit Agreement shall control and govern.
          (b) In the event of a direct conflict between the terms and provisions contained in this Agreement and the terms and provisions contained in the Canadian Security Agreement, solely with respect to the Parent Borrower, it is the intention of the parties hereto that such terms and provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of the Canadian Security Agreement shall control and govern.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

          IN WITNESS WHEREOF, each Pledgor and the Collateral Agent have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first above written.

NOVELIS INC., as a Pledgor
By:	/s/ Randal P. Miller
	Name:	Randal P. Miller
Title:

NOVELIS CORPORATION, as a Pledgor
By:	/s/ Leslie J. Parrette Jr.
	Name:	Leslie J. Parrette Jr.
Title:

NOVELIS PAE CORPORATION, as a Pledgor
By:	/s/ Leslie J. Parrette Jr.
	Name:	Leslie J. Parrette Jr.
Title:

NOVELIS BRAND LLC, as a Pledgor
By:	/s/ Marion Barnes
	Name:	Marion Barnes
Title:

NOVELIS SOUTH AMERICA HOLDINGS LLC, as a Pledgor
By:	/s/ Leslie J. Parrette Jr.
	Name:	Leslie J. Parrette Jr.
Title:

ALUMINUM UPSTREAM HOLDINGS LLC, as a Pledgor
By:	/s/ Leslie J. Parrette Jr.
	Name:	Leslie J. Parrette Jr.
Title:

NOVELIS ACQUISITIONS LLC, as a Pledgor
By:	/s/ Leslie J. Parrette Jr.
	Name:	Leslie J. Parrette Jr.
Title:

NOVELIS NORTH AMERICA HOLDINGS INC., as a Pledgor
By:	/s/ Leslie J. Parrette Jr.
	Name:	Leslie J. Parrette Jr.
Title:

NOVELIS NO. 1 LIMITED PARTNERSHIP
By: 4260848 CANADA INC.
Its: General Partner

By:	/s/ Marion Barnes
	Name:	Marion Barnes
Title:

NOVELIS SERVICES LTD.,
By:	/s/ Randal P. Miller
	Name:	Randal P. Miller
Title:

BANK OF AMERICA, N.A., as Collateral Agent
By:	/s/ Peter M. Walther
	Name:	Peter M. Walther
	Title:	Senior Vice President

EXHIBIT 1
ISSUER’S ACKNOWLEDGMENT
          The undersigned hereby (i) acknowledges as of this ___ day of ___________, 20__, receipt of the Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of December 17, 2010, made by NOVELIS INC., a corporation amalgamated under the Canada Business Corporations Act, NOVELIS CORPORATION, a Texas corporation, NOVELIS PAE CORPORATION, a Delaware corporation, NOVELIS BRAND LLC, a Delaware limited liability company, NOVELIS SOUTH AMERICA HOLDINGS LLC, a Delaware limited liability company, and ALUMINUM UPSTREAM HOLDINGS LLC, a Delaware limited liability company and the Guarantors party thereto, in favor of BANK OF AMERICA, N.A., as collateral agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”), (ii) agrees promptly to note on its books the security interests granted to the Collateral Agent and confirmed under the Security Agreement, (iii) agrees that it will comply with instructions of the Collateral Agent with respect to the applicable Securities Collateral without further consent by the applicable Pledgor, (iv) agrees to notify the Collateral Agent upon obtaining knowledge of any interest in favor of any person in the applicable Securities Collateral that is adverse to the interest of the Collateral Agent therein and (v) waives any right or requirement at any time hereafter to receive a copy of the Security Agreement in connection with the registration of any Securities Collateral thereunder in the name of the Collateral Agent or its nominee or the exercise of voting rights by the Collateral Agent or its nominee.

[_________________________]
By:
Name:
Title:

EXHIBIT 2
SECURITIES PLEDGE AMENDMENT
          This Securities Pledge Amendment, dated as of [________ ___, 20__] (“Securities Pledge Amendment”), is delivered by [______________] (the “Pledgor”), in favor of BANK OF AMERICA, N.A., as collateral agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”), pursuant to Section 5.1 of the Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of December 17, 2010, made by NOVELIS INC., a corporation amalgamated under the Canada Business Corporations Act, NOVELIS CORPORATION, a Texas corporation, NOVELIS PAE CORPORATION, a Delaware corporation, NOVELIS BRAND LLC, a Delaware limited liability company, NOVELIS SOUTH AMERICA HOLDINGS LLC, a Delaware limited liability company, and ALUMINUM UPSTREAM HOLDINGS LLC, a Delaware limited liability company and the Guarantors party thereto, in favor of BANK OF AMERICA, N.A., as Collateral Agent.
          As collateral security for the payment and performance in full of all the Secured Obligations, the Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties, a lien on and security interest in all of the right, title and interest of the Pledgor in, to and under the Pledged Securities and Intercompany Notes listed on this Securities Pledge Amendment and all Proceeds of any and all of the foregoing (other than Excluded Property).
          The Pledgor hereby agrees that this Securities Pledge Amendment may be attached to the Security Agreement and that the Pledged Securities and/or Intercompany Notes listed on this Securities Pledge Amendment shall be deemed to be and shall become part of the Pledged Collateral and shall secure all Secured Obligations.
          NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE COLLATERAL AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS SECURITIES PLEDGE AMENDMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL AGENT AND THE OTHER SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS SECURITIES PLEDGE AMENDMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

PLEDGED SECURITIES

PERCENTAGE OF
	CLASS			NUMBER OF SHARES	ALL ISSUED CAPITAL
	OF STOCK	PAR	CERTIFICATE	OR	OR OTHER EQUITY
ISSUER	OR INTERESTS	VALUE	NO(S).	INTERESTS	INTERESTS OF ISSUER

INTERCOMPANY NOTES

	PRINCIPAL	DATE OF	INTEREST	MATURITY
ISSUER	AMOUNT	ISSUANCE	RATE	DATE

[__________________________], as Pledgor
By:
Name:
Title:

AGREED TO AND ACCEPTED: BANK OF AMERICA, N.A., as Collateral Agent
By:
Name:
Title:

{ PAGE |42-

EXHIBIT 3
JOINDER AGREEMENT
[Name of New Pledgor]
[Address of New Pledgor]
[Date]

Ladies and Gentlemen:
          Reference is made to the Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement;” capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement), dated as of December 17, 2010, made by NOVELIS INC., a corporation amalgamated under the Canada Business Corporations Act, NOVELIS CORPORATION, a Texas corporation, NOVELIS PAE CORPORATION, a Delaware corporation, NOVELIS BRAND LLC, a Delaware limited liability company, NOVELIS SOUTH AMERICA HOLDINGS LLC, a Delaware limited liability company, and ALUMINUM UPSTREAM HOLDINGS LLC, a Delaware limited liability company and the Guarantors party thereto, in favor of BANK OF AMERICA, N.A., as collateral agent (in such capacity and together with any successors in such capacity, the “Collateral Agent”).
          This Joinder Agreement (“Joinder Agreement”) supplements the Security Agreement and is delivered by the undersigned, [________________] (the “New Pledgor”), pursuant to Section 3.5 of the Security Agreement. The New Pledgor hereby agrees to be bound as a Guarantor and as a Pledgor party to the Security Agreement by all of the terms, covenants and conditions set forth in the Security Agreement to the same extent that it would have been bound if it had been a signatory to the Security Agreement on the date of the Security Agreement. The New Pledgor also hereby agrees to be bound as a Pledgor by all of the terms, covenants and conditions applicable to it set forth in Articles V, VI and VII of the Credit Agreement to the same extent that it would have been bound if it had been a signatory to the Credit Agreement on the execution date of the Credit Agreement (provided that for purposes of this sentence, references in such Articles to “Closing Date” or “the date hereof” shall be deemed to be the date of execution of this Joinder Agreement). Without limiting the generality of the foregoing, the New Pledgor hereby grants and pledges to the Collateral Agent, as collateral security for the full, prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, a lien on and security interest in, all of its right, title and interest in, to and under the Pledged Collateral and expressly assumes all obligations and liabilities of a Guarantor and Pledgor thereunder. The New Pledgor hereby makes each of the representations and warranties and agrees to each of the covenants applicable to the Pledgors contained in the Security Agreement and the Credit Agreement.
          Annexed hereto are supplements to each of the schedules to the Security Agreement and the Credit Agreement, as applicable, with respect to the New Pledgor. Such supplements shall be deemed to be part of the Security Agreement or the Credit Agreement, as applicable.
          This Joinder Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Joinder Agreement by facsimile, e-mail or other electronic transmission (including in pdf format or other similar format) shall be effective as delivery of a manually executed counterpart of this Joinder Agreement.
          THIS JOINDER AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
          NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE COLLATERAL AGENT, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS JOINDER AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE COLLATERAL AGENT AND THE OTHER SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS JOINDER AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

{ PAGE |42-

          IN WITNESS WHEREOF, the New Pledgor has caused this Joinder Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

[NEW PLEDGOR]
By:
Name:
Title:

AGREED TO AND ACCEPTED: BANK OF AMERICA, N.A., as Collateral Agent
By:
Name:
Title:

[Schedules to be attached]

{ PAGE |43-

EXHIBIT 4
COPYRIGHT SECURITY AGREEMENT
          COPYRIGHT SECURITY AGREEMENT, dated as of [__________] ( “Copyright Security Agreement”), by [__________] and [___________] (individually, an “Assignor”, and, collectively, the “Assignors”), in favor of BANK OF AMERICA, N.A., a National Banking Association located at 135 S. LaSalle, Suite 927, IL4-135-09-27, Chicago, IL 60603, in its capacity as collateral agent pursuant to the Credit Agreement (in such capacity, the “Assignee”).
W I T N E S S E T H:
          WHEREAS, the Assignors are party to a Security Agreement of even date herewith (the “Security Agreement”) in favor of the Assignee pursuant to which the Assignors are required to execute and deliver this Copyright Security Agreement;
          NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Assignor and the Assignee hereby agree as follows:
          SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Security Agreement. For purposes of this Copyright Security Agreement, the term “Copyrights” shall mean, collectively, all copyrights (whether statutory or common law, whether established, registered or recorded in the United States or any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished) and all mask works (as such term is defined in 17 U.S.C. Section 901, et seq.), together with any and all (i) copyright registrations and applications, (ii) rights and privileges arising under applicable law with respect to such copyrights, (iii) renewals and extensions thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damages and payments for past, present or future infringements or other violations thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements thereof.
          SECTION 2. Grant of Security Interest in Copyright Collateral. As collateral security for the payment and performance in full of all the Secured Obligations, each Assignor hereby pledges and grants to the Assignee for the benefit of the Secured Parties, a lien on and security interest in all of the right, title and interest of such Assignor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Pledged Copyright Collateral”):
          (a) all Copyrights of such Assignor, including, without limitation, the registered and applied-for Copyrights of such Assignor listed on Schedule I attached hereto; and

          (b) all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Assignor from time to time with respect to any of the foregoing.
          Notwithstanding anything to the contrary contained in clauses (a) and (b) above, the security interest created by this Copyright Security Agreement shall not extend to any Excluded Property.
          SECTION 3. Security Agreement. The lien and security interest granted pursuant to this Copyright Security Agreement is granted in conjunction with the lien and security interest granted to the Assignee pursuant to the Security Agreement and Assignors hereby acknowledge and affirm that the rights and remedies of the Assignee with respect to the lien and security interest in the Copyrights made and granted hereby are more fully set forth in the Security Agreement. In the event that any provision of this Copyright Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Assignee shall otherwise determine.
          SECTION 4. Recordation. Each Assignor hereby authorizes and requests that the United States Copyright Office record this Copyright Security Agreement.
          SECTION 5. Termination. When all the Secured Obligations have been paid in full and the Commitments of the Lenders to make any Loan or to issue any Letter of Credit under the Credit Agreement shall have expired or been sooner terminated and all Letters of Credit have been terminated or cash collateralized in accordance with the provisions of the Credit Agreement, this Copyright Security Agreement shall terminate. Upon termination of this Copyright Security Agreement the Pledged Copyright Collateral shall be released from the Lien of this Copyright Security Agreement and upon the request and at the sole cost and expense of the Assignors, the Assignee shall execute, acknowledge, and deliver to the Assignors an instrument in writing in recordable form releasing the Pledged Copyright Collateral from the Lien of this Copyright Security Agreement.
          SECTION 6. Counterparts. This Copyright Security Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Copyright Security Agreement by facsimile, e-mail or other electronic transmission (including in pdf format or other similar format) shall be effective as delivery of a manually executed counterpart of this Copyright Security Agreement.
          SECTION 7. Governing Law. This Copyright Security Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.
          SECTION 8. INTERCREDITOR AGREEMENT GOVERNS. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE ASSIGNEE, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS COPYRIGHT SECURITY AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY

{ PAGE |42-

THE ASSIGNEE AND THE OTHER SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS COPYRIGHT SECURITY AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

{ PAGE |43-

          IN WITNESS WHEREOF, each Assignor has caused this Copyright Security Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

[ASSIGNORS][1]
By:
Name:
Title:

Accepted and Agreed: BANK OF AMERICA, N.A., as Assignee
By:
Name:
Title:

1	This document needs only to be executed by Pledgors that hold registered or applied-for Copyrights that are subject to the Lien of the Security Agreement.

{PAGE | 44 -

Acknowledgement of ASSIGNOR

State of	)
) ss.
County of	)
          On this [          ] day of ___________, 20__ before me personally appeared [______________________], proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of [________________________________], who being by me duly sworn did depose and say that he is an authorized officer of said [corporation], that the said instrument was signed on behalf of said [corporation] as authorized by its [Board of Directors] and that he acknowledged said instrument to be the free act and deed of said [corporation].
____________________________
Notary Public
My Commission Expires: _______________

{ PAGE |45-

SCHEDULE I
to
COPYRIGHT SECURITY AGREEMENT
COPYRIGHT REGISTRATIONS AND COPYRIGHT APPLICATIONS
Copyright Registrations:

REGISTRATION
OWNER	NUMBER	TITLE OF WORK

Copyright Applications:

OWNER	TITLE OF WORK

{ PAGE |46-

EXHIBIT 5
PATENT SECURITY AGREEMENT
          PATENT SECURITY AGREEMENT, dated as of [__________] (“Patent Security Agreement”), by [________] and [_________] (individually, an “Assignor”, and, collectively, the “Assignors”), in favor of BANK OF AMERICA, N.A., a National Banking Association located at 135 S. LaSalle, Suite 927, IL4-135-09-27, Chicago, IL 60603, in its capacity as collateral agent pursuant to the Credit Agreement (in such capacity, the “Assignee”).
W I T N E S S E T H:
          WHEREAS, the Assignors are party to a Security Agreement of even date herewith (the “Security Agreement”) in favor of the Assignee pursuant to which the Assignors are required to execute and deliver this Patent Security Agreement;
          NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Assignor and the Assignee hereby agree as follows:
          SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Security Agreement. For purposes of this Patent Security Agreement, the term “Patents” shall mean, collectively, all patents, patent applications, certificates of inventions, industrial designs and rights corresponding thereto throughout the world (whether established or registered or recorded in the United States or any other country or any political subdivision thereof), together with any and all (i) rights and privileges arising under applicable law with respect to any of the foregoing, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or other violations thereof, (v) rights corresponding thereto throughout the world and (vi) rights to sue for past, present or future infringements or other violations thereof.
          SECTION 2. Grant of Security Interest in Patent Collateral. As collateral security for the payment and performance in full of all the Secured Obligations, each Assignor hereby pledges and grants to the Assignee for the benefit of the Secured Parties, a lien on and security interest in all of the right, title and interest of such Assignor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Pledged Patent Collateral”):
          (a) all Patents of such Assignor, including, without limitation, the registered and applied-for Patents of such Assignor listed on Schedule I attached hereto; and

          (b) all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Assignor from time to time with respect to any of the foregoing.
          Notwithstanding anything to the contrary contained in clauses (a) and (b) above, the security interest created by this Patent Security Agreement shall not extend to any Excluded Property.
          SECTION 3. Security Agreement. The lien and security interest granted pursuant to this Patent Security Agreement is granted in conjunction with the lien and security interest granted to the Assignee pursuant to the Security Agreement and Assignors hereby acknowledge and affirm that the rights and remedies of the Assignee with respect to the lien and security interest in the Patents made and granted hereby are more fully set forth in the Security Agreement. In the event that any provision of this Patent Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Assignee shall otherwise determine.
          SECTION 4. Recordation. Each Assignor hereby authorizes and requests that the Commissioner of Patents and Trademarks record this Patent and Security Agreement.
          SECTION 5. Termination. When all the Secured Obligations have been paid in full and the Commitments of the Lenders to make any Loan or to issue any Letter of Credit under the Credit Agreement shall have expired or been sooner terminated and all Letters of Credit have been terminated or cash collateralized in accordance with the provisions of the Credit Agreement, this Patent Security Agreement shall terminate. Upon termination of this Patent Security Agreement the Pledged Patent Collateral shall be released from the Lien of this Patent Security Agreement and upon the request and at the sole cost and expense of the Assignors, the Assignee shall execute, acknowledge, and deliver to the Assignors an instrument in writing in recordable form releasing the Pledged Patent Collateral from the Lien of this Patent Security Agreement.
          SECTION 6. Counterparts. This Patent Security Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Patent Security Agreement by facsimile, e-mail or other electronic transmission (including in pdf format or other similar format) shall be effective as delivery of a manually executed counterpart of this Patent Security Agreement.
          SECTION 7. Governing Law. This Patent Security Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.
          SECTION 8. INTERCREDITOR AGREEMENT GOVERNS. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE ASSIGNEE, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS PATENT SECURITY AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE

{ PAGE |42-

ASSIGNEE AND THE OTHER SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS PATENT SECURITY AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

{ PAGE |43-

          IN WITNESS WHEREOF, each Assignor has caused this Patent Security Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

[ASSIGNORS][2]
By:
Name:
Title:

Accepted and Agreed: BANK OF AMERICA, N.A., as Assignee
By:
Name:
Title:

2	This document needs only to be executed by Pledgors that hold registered or applied-for Patents that are subject to the Lien of the Security Agreement.

{ PAGE |44-

Acknowledgement of ASSIGNOR

State of	)
) ss.
County of	)
          On this [ ] day of ___________, 20__ before me personally appeared [______________________], proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of [________________________________], who being by me duly sworn did depose and say that he is an authorized officer of said [corporation], that the said instrument was signed on behalf of said [corporation] as authorized by its [Board of Directors] and that he acknowledged said instrument to be the free act and deed of said [corporation].
            ____________________________
Notary Public
            My Commission Expires: _______________

{ PAGE |45-

SCHEDULE I
to
PATENT SECURITY AGREEMENT
PATENT REGISTRATIONS AND PATENT APPLICATIONS
Patent Registrations:

REGISTRATION
OWNER	NUMBER	NAME

Patent Applications:

APPLICATION
OWNER	NUMBER	NAME

{ PAGE |46-

EXHIBIT 6
TRADEMARK SECURITY AGREEMENT
          TRADEMARK SECURITY AGREEMENT, dated as of [__________] ( “Trademark Security Agreement”), by [________] and [________] (individually, an “Assignor”, and, collectively, the “Assignors”), in favor of BANK OF AMERICA, N.A., a National Banking Association located at 135 S. LaSalle, Suite 927, IL4-135-09-27, Chicago, IL 60603, in its capacity as collateral agent pursuant to the Credit Agreement (in such capacity, the “Assignee”).
W I T N E S S E T H:
          WHEREAS, the Assignors are party to a Security Agreement of even date herewith (the “Security Agreement”) in favor of the Assignee pursuant to which the Assignors are required to execute and deliver this Trademark Security Agreement;
          NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Assignor and the Assignee hereby agree as follows:
          SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Security Agreement. For purposes of this Trademark Security Agreement, the term “Trademarks” shall mean, collectively, all trademarks (including service marks and certification marks), slogans, logos, certification marks, trade dress, Internet Domain Names, corporate names and trade names, whether registered or unregistered (whether statutory or common law and whether established or registered in the United States or any other country or any political subdivision thereof), together with any and all (i) registrations and applications for any of the foregoing, (ii) goodwill connected with the use thereof and symbolized thereby, (iii) rights and privileges arising under applicable law with respect to the use of any of the foregoing, (iv) reissues, continuations, extensions and renewals thereof and amendments thereto, (v) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements, dilutions or other violations thereof, (vi) rights corresponding thereto throughout the world and (vii) rights to sue for past, present and future infringements, dilutions or other violations thereof.
          SECTION 2. Grant of Security Interest in Trademark Collateral. As collateral security for the payment and performance in full of all the Secured Obligations, each Assignor hereby pledges and grants to the Assignee for the benefit of the Secured Parties, a lien on and security interest in all of the right, title and interest of such Assignor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Pledged Trademark Collateral”):

          (a) all Trademarks of such Assignor, including, without limitation, the registered and applied-for Trademarks of such Assignor listed on Schedule I attached hereto; and
          (b) all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, and any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Assignor from time to time with respect to any of the foregoing.
          Notwithstanding anything to the contrary contained in clauses (a) through (c) above, the security interest created by this Trademark Security Agreement shall not extend to any Excluded Property.
          SECTION 3. Security Agreement. The lien and security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the lien and security interest granted to the Assignee pursuant to the Security Agreement and Assignors hereby acknowledge and affirm that the rights and remedies of the Assignee with respect to the lien and security interest in the Trademarks made and granted hereby are more fully set forth in the Security Agreement. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Assignee shall otherwise determine.
          SECTION 4. Recordation. Each Assignor hereby authorizes and requests that the Commissioner of Patents and Trademarks record this Trademark Security Agreement.
          SECTION 5. Termination. When all the Secured Obligations have been paid in full and the Commitments of the Lenders to make any Loan or to issue any Letter of Credit under the Credit Agreement shall have expired or been sooner terminated and all Letters of Credit have been terminated or cash collateralized in accordance with the provisions of the Credit Agreement, this Trademark Security Agreement shall terminate. Upon termination of this Trademark Security Agreement the Pledged Trademark Collateral shall be released from the Lien of this Trademark Security Agreement and upon the request and at the sole cost and expense of the Assignors, the Assignee shall execute, acknowledge, and deliver to the Assignors an instrument in writing in recordable form releasing the Pledged Trademark Collateral from the Lien of this Trademark Security Agreement.
          SECTION 6. Counterparts. This Trademark Security Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Trademark Security Agreement by facsimile, e-mail or other electronic transmission (including in pdf format or other similar format) shall be effective as delivery of a manually executed counterpart of this Trademark Security Agreement.
          SECTION 7. Governing Law. This Trademark Security Agreement shall be construed in accordance with and governed by the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

{ PAGE |42-

          SECTION 8. INTERCREDITOR AGREEMENT GOVERNS. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, THE LIEN AND SECURITY INTEREST GRANTED TO THE ASSIGNEE, FOR THE BENEFIT OF THE SECURED PARTIES, PURSUANT TO THIS TRADEMARK SECURITY AGREEMENT AND THE EXERCISE OF ANY RIGHT OR REMEDY BY THE ASSIGNEE AND THE OTHER SECURED PARTIES HEREUNDER ARE SUBJECT TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT. IN THE EVENT OF ANY CONFLICT OR INCONSISTENCY BETWEEN THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND THIS TRADEMARK SECURITY AGREEMENT, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

{ PAGE |43-

          IN WITNESS WHEREOF, each Assignor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first above written.

[ASSIGNORS][3]
By:
Name:
Title:

Accepted and Agreed: BANK OF AMERICA, N.A., as Assignee
By:
Name:
Title:

3	This document needs only to be executed by Pledgors that hold registered or applied-for Trademarks that are subject to the Lien of the Security Agreement.

{ PAGE |44-

Acknowledgement of ASSIGNOR

State of	)
) ss.
County of	)
          On this [      ] day of ___________, 20__ before me personally appeared [______________________], proved to me on the basis of satisfactory evidence to be the person who executed the foregoing instrument on behalf of [________________________________], who being by me duly sworn did depose and say that he is an authorized officer of said [corporation], that the said instrument was signed on behalf of said [corporation] as authorized by its [Board of Directors] and that he acknowledged said instrument to be the free act and deed of said [corporation].
            ____________________________
Notary Public
            My Commission Expires: _______________

{ PAGE |45-

SCHEDULE I
to
TRADEMARK SECURITY AGREEMENT
TRADEMARK REGISTRATIONS AND TRADEMARK APPLICATIONS
Trademark Registrations:

REGISTRATION
OWNER	NUMBER	TRADEMARK

Trademark Applications:

APPLICATION
OWNER	NUMBER	TRADEMARK

{ PAGE |46-

EXHIBIT 7
FORM OF BAILEE LETTER
Bank of America, N.A.
135 S. LaSalle, Suite 927, IL4-135-09-27
Chicago, IL 60603
Attention: Account Officer
Fax: 312-453-5555
          Re: [______________]
          [__________] (the “Bailor”), a [__________] and a subsidiary of Novelis Inc. (the “Parent Borrower”), now does or hereafter may deliver to certain premises [managed][owned] by [_____________] (the “Bailee”), a [__________], on behalf of the Bailor as owner and located at [__________] (the “Premises”), certain of its [DESCRIBE PROPERTY SUBJECT TO BAILMENT] for [DESCRIBE PURPOSE FOR WHICH PROPERTY HAS BEEN DELIVERED TO BAILEE].
          The Parent Borrower and certain of its Subsidiaries (collectively, the “Borrowers”) have entered into financing arrangements with certain financial institutions (the “Lenders”), pursuant to a Credit Agreement, dated as of December 17, 2010 (as amended, restated, supplemented, extended, renewed, refunded, replaced, refinanced or otherwise modified from time to time in one or more agreements, the “Credit Agreement”) for which Bank of America, N.A. shall act as administrative agent and collateral agent (collectively in such capacities, the “Agent”). As a condition to the Agent’s and the Lenders’ loans and other financial accommodations to the Borrowers, the Agent and the Lenders require, among other things, liens on all of the Bailor’s property located on the Premises, and the proceeds thereof (the “Collateral”). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
          To induce the Agent and the Lenders (together with their respective agents and assigns) to enter into said financing arrangements, and for other good and valuable consideration, the Bailee hereby acknowledges receipt of the above notice, and hereby further agrees that:
     (i) title to the Collateral remains with the Bailor while the Collateral is in the custody, control or possession of the Bailee, the undersigned, to the best of its knowledge without special inquiry, does not know of any security interest or claim with respect to such goods or proceeds, other than the security interest which is the subject of this letter agreement, and the Bailee will not assert against the Collateral any lien, right of distraint or levy, right of offset, claim, deduction, counterclaim, security or other interest in the Collateral, including any of the foregoing which might arise or exist in its favor pursuant to any agreement, common law, statute (including the Federal Bankruptcy Code) or otherwise, all of which the undersigned hereby subordinates in favor of the Agent;

     (ii) the Collateral shall be clearly identified or identifiable as being owned by the Bailor and is distinguishable from the property of the Bailee and other property in its possession;
     (iii) none of the Collateral located on the Premises shall be permitted to become a fixture to the Premises;
     (iv) the Bailee has not issued, and shall not issue, any negotiable documents or other negotiable instruments in respect of any Collateral;
     (v) if any Borrower defaults on its obligations to the Agent and the Lenders, subject to any grace period, and, as a result, the Agent undertakes to enforce its security interest in the Collateral, the Bailee, upon receipt of reasonable written confirmation of the currency and existence of a default (a) will hold the Collateral for the Agent’s account for the benefit of the Secured Parties, and release the Collateral only to the Agent or its designee, (b) will permit the Agent to enter the Premises upon reasonable notice and during regular business hours and without unduly interrupting the Bailee’s operations, to inspect, assemble, take possession of, and remove all of the Collateral located on the Premises and will reasonably cooperate with the Agent in its efforts to do so; (c) will permit the Collateral to remain on the Premises for forty-five (45) days after the Agent notifies the Bailee in writing of the default, or, at the Agent’s option, to remove the Collateral from the Premises within a reasonable time, not to exceed forty-five (45) days after the Agent notifies the undersigned in writing of the default; (d) will not hinder the Agent’s actions in enforcing its liens on the Collateral; and (e) after the Agent notifies the Bailee in writing of the default, will, without further consent or agreement of the Bailor, abide solely by Agent’s lawful instructions with respect to the Collateral, and not those of the Bailor; and
     (vi) the Bailee hereby waives and releases, for Agent’s benefit, any and all claims, liens, including bailee’s liens, and demands of every kind which Bailee has or may later have against the Collateral (including any right to include such goods in any secured financing to which Bailee may become party).
          The Bailee hereby irrevocably and unconditionally authorizes Agent (or its designee) to file at any time prior to the payment in full of the Secured Obligations (as defined in the Credit Agreement) in any jurisdiction and with such filing offices as the Agent so chooses such financing statements naming the Bailee as the debtor consignee, the Bailor as the secured party consignor, and the Agent as assignee, describing the Collateral in a manner that Agent believes is reasonably necessary or desirable to protect its security interest in the Bailor’s property, and including any other information with respect to the Bailee required under the Uniform Commercial Code for the sufficiency of such financing statement or for it to be accepted by the filing office of any applicable jurisdiction (and any amendments or continuations with respect thereto); provided, however, Agent shall provide to Bailor for review copies of any such filings to be made, sufficiently in advance of filing and once filed, final copies of such filings.

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          Any notice(s) required or desired to be given hereunder shall be directed to the party to be notified at the address stated herein.
          The agreements contained herein shall continue in force until each Borrower’s obligations and liabilities to the Agent and the Lenders are paid and satisfied in full and all financing arrangements among the Agent, the Lenders and the Borrowers have been terminated.
          The consent of the Bailor hereto constitutes its acknowledgment that Agent may assert any of the rights set forth or referred to herein, without objection by the Bailor, and that the Bailee may act in accordance with this letter agreement without liability to the Bailor. By its signature below, the Bailor agrees to reimburse the Bailee for all reasonable costs and expenses incurred by the Bailee as a direct result of compliance with this letter agreement.
     The Bailee will notify all successor owners, transferees, purchasers and mortgagees of the Premises of the existence of this waiver. The agreements contained herein may not be modified or terminated orally and shall be binding upon the successors, assigns and personal representatives of the undersigned.
[Signature pages follow]

{ PAGE |43-

          This letter agreement may be executed in any number of counterparts and by different parties to this letter agreement on separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this letter agreement by facsimile, e-mail or other electronic transmission (including in pdf format or other similar format) shall be effective as delivery of a manually executed counterpart of this letter agreement. The undersigned hereby waives notice of acceptance of this letter agreement by Agent.
          Executed and delivered this ___ day of ______________, 20__.

[________________] [Address]
By:
Name:
Title:

CONSENTED AND AGREED TO: [________________] [Address]
By:
Name:
Title:

ACKNOWLEDGED AND ACCEPTED:
BANK OF AMERICA, N.A.
135 S. LaSalle, Suite 927, IL4-135-09-27
Chicago, IL 60603
Attention: Account Officer
Fax: 312-453-5555

By:
Name:
Title:

{ PAGE |44-